AGENCY AGREEMENT

November 9, 2006

Sonic Environmental Solutions Inc.
#2100 – 1066 West Hastings Street
Vancouver, BC
V6E 3X2

Dear Sirs:

Salman Partners Inc. ("**Salman**") and Pacific International Securities Inc. ("**Pacific International**", and together with Salman, the "**Agents**") hereby agree to act as agents, on a reasonable best efforts basis, for Sonic Environmental Solutions Inc. (the "**Company**") in connection with the offering (the "**Offering**") for sale, on a private placement basis, by the Company of up to an aggregate of 10,000,000 Special Warrants (as defined below) at a purchase price (the "**Purchase Price**") of Cdn.$0.50 per Special Warrant. Each Special Warrant will, upon conversion thereof as described below, entitle the holder thereof to receive one Common Share and one Share Purchase Warrant (as defined below) of the Company for no additional consideration, at any time from the Closing Date (as defined below) until 5:00 p.m. (Toronto time) on the day which is four months and one day after the Closing Date (the "**Expiry Date**"). The Company has also granted to the Agents an option (the "**Over-Allotment Option**") to sell, at the Agents' (or any of their) election, up to 4,000,000 additional Special Warrants at the Purchase Price, exercisable, in whole or in part, at the Agents' discretion and with notice by Salman (on behalf of the Agents) to the Company at least two days prior to the Closing Date, for the purpose of covering over-subscriptions, if any.

The Special Warrants will be automatically exercised, without any further action on the part of the holders thereof, on the earlier of (i) the first business day after a receipt is issued by the last of the securities regulatory authorities in each of the Offering Jurisdictions (as defined below) within which the purchasers of Special Warrants are resident for a final prospectus prepared in accordance with National Instrument 44-101 (the "**Prospectus**"), qualifying the distribution of the Common Shares and Share Purchase Warrants issuable on the exercise of the Special Warrants (and the Agents' Warrants issuable on the exercise of the Agents' Special Warrants (as defined below)); and (ii) immediately prior to the Expiry Date. The Company will use its best efforts to file the Prospectus and obtain receipts therefor as soon as is practicable after the Closing Date and in the event that the Prospectus has not been filed and receipts therefor issued by the close of business on December 15, 2006 holders of the Special Warrants will thereafter be entitled to receive 1.1 Common Shares (in lieu of 1 Common Share) and 1.1 Share Purchase Warrants (in lieu of 1 Share Purchase Warrant) on exercise of each Special Warrant. For greater certainty, if receipts for the Prospectus have not been issued by the close of business on December 15, 2006, the Company will continue to use its best efforts to obtain the receipt as soon as is practicable thereafter.

Based on the foregoing and subject to the terms and conditions set out below, the Agents agree to act as the Company's exclusive agents to offer the Special Warrants for sale on the Company's behalf, all as contemplated in this Agreement.

TERMS AND CONDITIONS

1. **Definitions.** As used in this Agreement, unless the context otherwise requires:

(a) **"affiliate"**, **"distribution"** and **"insider"** have the respective meanings ascribed to them in the *Securities Act* (British Columbia);

(b) **"Agents"** mean Salman and Pacific International and **"Agent"** means any of them;

(c) **"Agents' Special Warrant"** has the meaning ascribed thereto in Section 4;

(d) **"Agents' Special Warrant Certificates"** means the certificates to be dated the Closing Date and which will represent the Agents' Special Warrants, in the form attached as Appendix "B" hereto;

(e) **"Agents' Warrant Certificates"** means the certificates to be dated the date of their issue, which will represent the Agents' Warrants, the form of which is attached hereto as Schedule "A" to Appendix "B";

(f) **"Agents' Warrants"** has the meaning ascribed thereto in Section 4;

(g) **"Agent Warrant Shares"** has the meaning ascribed thereto in Section 4;

(h) **"Business Day(s)"** means any day except Saturday or Sunday or any statutory holiday in the Province of British Columbia;

(i) **"Closing"** means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Special Warrants pursuant to this Agreement and the Subscription Agreements;

(j) **"Closing Date"** means November 9, 2006 or such other date as the Company and Agents may agree pursuant to this Agreement;

(k) **"Closing Time"** means 11:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agents may agree pursuant to this Agreement;

(l) **"Common Shares"** means the Shares issuable upon exercise of the Special Warrants;

(m) **"Company"** means Sonic Environmental Solutions Inc.;

(n) **"Environmental Authorities"** means Governmental Authorities having jurisdiction under any Environmental Laws, including any department, commission, bureau, board, administrative agency or body of any applicable international, federal, provincial, state, municipal or local body;

(o) **"Environmental Laws"** means all applicable international, federal, provincial, state, municipal and local treaties, conventions, laws, statutes, ordinances, by-laws, codes, regulations, and all policies, guidelines, standards, orders, directives and decisions rendered or promulgated by Governmental Authority;

(p) **"Environmental Permits"** means all permits, licenses and authorization required under Environmental Laws required in connection with the conduct and operation of the Company's business;

(q) **"Escrow Agent"** means Pacific Corporate Trust Company;

(r) **"Escrowed Special Warrants"** means the 3,745,305 Special Warrants being issued into escrow, as contemplated in Section 4;

(s) **"Expiry Date"** means 5:00 p.m. (Toronto time) on the day which is four months and one day after the Closing Date;

(t) **"Financial Statements"** means the audited annual financial statements of the Company as at and for the year ended December 31, 2005 and the unaudited financial statements of the Company as at and for the six-month period ended June 30, 2006, and any subsequently filed financial statements;

(u) **"Governmental Authority"** means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof;

(v) **"Governmental Authorization"** means all authorizations, approvals, licenses, permits or quotas issued to the Company in connection with its business by any Governmental Authority;

(w) **"Hazardous Substances"** means any contaminant, pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, special waste, hazardous waste, hazardous material or hazardous substance as defined in or pursuant to any Environmental Laws, law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or governmental authority by which the Company is bound or to which the Company is subject;

(x) **"material"** means material in relation to the Company and its subsidiaries considered on a consolidated basis;

(y) **"material change"** means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Special Warrants and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

(z) **"material fact"** means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Securities;

(aa) **"misrepresentation"** means, with respect to circumstances in which the Securities Laws are applicable, a misrepresentation as defined under the *Securities Act* (British Columbia);

(bb) **"NI 45-102"** means National Instrument 45-102 *Resales of Securities*;

(cc) **"Offering"** means the offering for sale, on a private placement basis, by the Company of up to an aggregate of 14,000,000 Special Warrants at the Purchase Price;

(dd) **"Offering Jurisdictions"** means the Provinces of British Columbia, Alberta and Ontario and such other jurisdictions as the Agents may notify the Company not less than 3 Business Days prior to the Closing Date;

(ee) **"Public Record"** means the annual information forms, information circulars, material change reports, management's discussion and analysis and press releases filed with the Stock Exchange and any applicable Canadian securities regulatory authority (including on SEDAR) on or during the 12 months preceding the date hereof;

(ff) **"Purchaser"** means a purchaser of Special Warrants pursuant to the Offering and **"Purchasers"** mean all of the purchasers of such Special Warrants;

(gg) **"Regulatory Authorities"** means the Securities Commissions and the Stock Exchange;

(hh) **"Securities"** means the Special Warrants, the Common Shares, the Share Purchase Warrants, the Warrant Shares, the Agents' Special Warrants, the Agents' Warrants and the Agent Warrant Shares, or any of them together;

(ii) **"Securities Commissions"** means, collectively, the Securities Commissions of the Offering Jurisdictions;

(jj) **"Securities Laws"** means, collectively, the applicable securities laws of the Offering Jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(kk) **"Share Purchase Warrants"** means the warrants to purchase Warrant Shares issuable upon conversion of the Special Warrants and having the characteristics described in the Share Purchase Warrant Indenture;

(ll) **"Share Purchase Warrant Indenture"** means the indenture to be dated as of the Closing Date and made between the Trustee and the Company pursuant to which the Share Purchase Warrants will be created and issued;

(mm) **"Shares"** means common shares without par value in the capital of the Company;

(nn) **"Stock Exchange"** means the TSX Venture Exchange;

(oo) **"Subscription Agreements"** means the agreements to be entered into between the Company and each Purchaser of Special Warrants and subject to such adjustments as may reasonably be required to ensure compliance with the securities laws of an applicable Offering Jurisdiction, in the form attached as Appendix A hereto;

(pp) **"Special Warrants"** means the special warrants to be created and issued by the Company under the Special Warrant Indenture;

(qq) **"Special Warrant Certificates"** means the certificates to be dated the date of their issue, which will represent the Special Warrants, the form of which is attached to the Special Warrant Indenture;

(rr) **"Special Warrant Indenture"** means the indenture to be dated as of the Closing Date and made between the Trustee and the Company pursuant to which the Special Warrants will be created and issued;

(ss) **"Trustee"** means Pacific Corporate Trust Company;

(tt) **"United States"** or **"U.S."** means the United States as that term is defined in Regulation S under the U.S. Securities Act;

(uu) **"U.S. Person"** means a **"U.S. person"** as that term is defined in Regulation S under the U.S. Securities Act;

(vv) **"U.S. Securities Act"** means the United States Securities Act of 1933, as amended;

(ww) **"Warrant Certificates"** means the certificates to be dated the date of their issue, the form of which is attached to the Share Purchase Warrant Indenture, which will represent the Share Purchase Warrants; and

(xx) **"Warrant Shares"** means Shares issuable upon exercise of the Share Purchase Warrants.

2. **Interpretation.** For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) **"this Agreement"** means this Agency Agreement;

(b) any reference in this Agreement to a designated **"Section"**, **"Subsection"**, **"Paragraph"** or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agreement;

(c) the words **"herein"** and **"hereunder"** and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

(d) the word **"including"**, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as **"without limitation"** or **"but not limited to"** or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(f) any reference to "**party**" or "**parties**" means the Company, the Agents, or both, as the context requires;

(g) the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(h) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and *vice versa*.

3. **Appointment of Agents.** Subject to the terms and conditions of this Agreement (including the appendices attached hereto), the Company appoints the Agents, and the Agents agree to act as the exclusive agents of the Company, to offer the Special Warrants for sale to the public in the Offering Jurisdictions and to use their reasonable best efforts to solicit and procure Purchasers of the Special Warrants on behalf of the Company. The Company shall issue and sell the Special Warrants at the Closing Time, in accordance with and subject to the provisions of this Agreement and the Subscription Agreements. It is understood and agreed by the parties that the Agents shall act as agents only and at no time shall the Agents have any obligation whatsoever to purchase the Special Warrants.

The Agents shall have the right to form a selling group (the "**Selling Group**") consisting of other registered securities dealers upon the terms and conditions set out in a selling group agreement to be entered into between the Agents and the members of the Selling Group, such agreement to contain an acknowledgement by each selling group member similar in form to the covenants of the Agents set out in Section 10 of this Agreement.

4. **Agents' Commission.** In consideration of the Agents' agreement to act as financial advisor to the Company, find and introduce potential Purchasers of the Special Warrants and otherwise assist in the distribution of the Special Warrants in accordance with this Agreement (including the remainder of this Section 4), the Company agrees to pay to the Agents the following at Closing:

(a) an aggregate cash commission (the "**Agents' Commission**") of 7.5% of the gross proceeds of the Special Warrants sold pursuant to the Offering (which amount shall be paid out of the proceeds of sales of the Special Warrants); and

(b) non-transferable Agents' special warrants (the "**Agents' Special Warrants**") equal in number to 7.5% of the aggregate number of Special Warrants sold in the Offering, with each Agents' Special Warrant entitling the holder thereof to acquire, at no additional cost, subject to adjustment, one transferable common share purchase warrant (an "**Agents' Warrant**") during the period commencing on the Closing Date and ending on the earlier of: (i) the date which is the first Business Day after the day upon which a receipt for the Prospectus which qualifies the distribution of the Agents' Warrants upon the exercise or deemed exercise of the Agents' Special Warrants has been issued by the last of the applicable Securities Commissions in accordance with this Agreement, subject to applicable Securities Laws, and (ii) immediately prior to the Expiry Date. Each Agents' Warrant shall entitle the Agents to purchase a Share (an "**Agent Warrant Share**") at the price of Cdn.$0.70 per Agent Warrant Share at any time within 24 months from the Closing Date;

in each case, whether the Special Warrants are purchased by the Agents for their own accounts or for their respective clients or by other members of the Stock Exchange for their own accounts or their clients. In addition, the Company agrees to pay the Agents' expenses in accordance with Section 15.

The Agents acknowledge that any finder's fee payable to Gord Neal in connection with the transactions contemplated herein shall be negotiated exclusively between the Agents and Gord Neal and shall not result in any financial obligation to the Company.

The Agents' Special Warrants will be governed by the Agents' Special Warrant Certificates.

As between the Agents, Salman shall be entitled to 80% of the Agents' Commission and the Agents' Special Warrants and Pacific International shall be entitled to 20%. In addition, Salman shall be entitled to a step-up fee equal to 6% of the aggregate Agents' Commission. The Agents acknowledge that this step-up fee shall not increase the amount of consideration payable by the Company to the Agents hereunder.

The Agents acknowledge that the Escrowed Special Warrants will be placed into escrow with the Escrow Agent, together with the purchase price in respect thereof, pending approval ("**Shareholder Approval**"), by an ordinary resolution of, or written consent by, persons holding more than 50% of the Company's Common Shares. The Agents acknowledge that the Agents' Commission payable in respect of the Escrowed Special Warrants will also be placed in escrow with the Escrow Agent and will be released to the Agent or Agents entitled thereto immediately upon receipt of Shareholder Approval. In addition, the Agents agree that any Agents' Special Warrants (or Agents' Warrants, as the case may be) held by the Agents and issued in respect of the Escrowed Special Warrants will be immediately returned to the Company for cancellation in the event that Shareholder Approval is applied for and not obtained.

The Agents acknowledge that the Agents' Special Warrants and the Agents' Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that the Agents' Special Warrants and the Agents' Warrants may not be exercised in the United States or by or on behalf of a U.S. Person nor may the Agents' Special Warrants or the securities issuable upon exercise thereof be offered or sold in the United States unless an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available.

5. Special Warrant Indenture. The Special Warrants will be governed by the Special Warrant Indenture.

6. Share Purchase Warrants.

6.1 Each whole Share Purchase Warrant will entitle the holder thereof to purchase, at any time within 24 months from the Closing Date, one common share of the Company (a "**Warrant Share**") at a price of Cdn.$0.70; provided, however, that in the event the closing trading price of the Shares is $1.40 or higher for a period of 20 consecutive trading days, the Company will have the option to require the earlier exercise of the Share Purchase Warrants within 30 days of a formal notice from the Company. The Share Purchase Warrants will not be exercisable in the United States or by or on behalf of a U.S. Person, unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available, and the Company has received an opinion of counsel of recognized standing reasonably satisfactory to such effect.

6.2 The Share Purchase Warrants will be governed by the Share Purchase Warrant Indenture.

7. Offering Procedures.

7.1 Each Purchaser of Special Warrants will purchase Special Warrants under exemptions from applicable prospectus and registration exemptions under the laws of the jurisdiction of residence of the Purchaser. Each Purchaser will enter into a Subscription Agreement with the Company. The Agents will notify the Company with respect to the identities of Purchasers in sufficient time to allow the Company to comply with all applicable regulatory requirements and all requirements under the Securities Laws to be complied with by the Company as a result of the offering and sale of the Special Warrants to such Purchasers on a private placement basis in such Offering Jurisdictions.

7.2 The Company and the Agents will each use their best efforts to file or cause to be filed all documents required to be filed by the Company and the Purchasers, respectively, in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus or offering memorandum in Canada.

8. Representations and Warranties of the Company.

8.1 Each certificate required to be provided in accordance with the terms of this Agreement, signed by any officer of the Company and delivered to the Agents or the Agents' counsel, will constitute a representation and warranty by the Company to the Agents or the Agents' counsel, as the case may be, as to the matters covered by the certificate.

8.2 The Company represents and warrants to the Agents as follows:

(a) the authorized and issued share capital of the Company consists of an unlimited number of Shares, of which 23,256,734 Shares were issued and outstanding as fully paid and non-assessable as at October 30, 2006. Upon their issue, the Securities will not be subject to any pre-emptive right or other similar contractual right to acquire such Securities granted by the Company or to which the Company is subject;

(b) the Company and its subsidiaries have been duly incorporated and are validly subsisting under the laws of their jurisdiction of organization;

(c) the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia and Alberta, and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in such Provinces and no such disclosure has been made on a confidential basis;

(d) the outstanding Shares are currently listed and posted for trading on the Stock Exchange;

(e) as at the Closing Date, the Special Warrants will be subject to a four-month and one day holding period in accordance with NI 45-102;

(f) no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters and, to the best of the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

(g) the Company has taken all steps necessary to obtain the acceptance of the Stock Exchange and has complied with all other requirements of the Stock Exchange and requirements of the Securities Laws applicable to the offer and sale of the Special Warrants as contemplated herein required to be taken or complied with by it prior to the Closing Date;

(h) the Company has full corporate power and authority to undertake the offering of and to issue the Special Warrants, the Common Shares and Share Purchase Warrants underlying the Special Warrants, the Warrant Shares underlying the Share Purchase Warrants, the Agents' Special Warrants, the Agents' Warrants underlying the Agents' Special Warrants and the Agent Warrant Shares underlying the Agents' Warrants, and at the Closing Time, the Special Warrants offered under the Offering and the Agents' Special Warrants will be duly and validly created, authorized and issued, and the Common Shares, Share Purchase Warrants, Agents' Warrants, all Warrant Shares issuable upon exercise of the Share Purchase Warrants and all Agent Warrant Shares issuable upon the exercise of the Agents' Warrants, will be duly and validly authorized, allotted and reserved for issuance upon exercise of the Special Warrants, Share Purchase Warrants, Agents' Special Warrants and Agents' Warrants, respectively, and will, upon due exercise of the Special Warrants, Share Purchase Warrants, Agents' Special Warrants and Agents' Warrants, respectively, be issued as fully paid and non-assessable Shares;

(i) the Company and its subsidiaries are the beneficial owners of or have the right to acquire the interests in, or have a valid leasehold interest in the properties, business and assets referred to in the Public Record and except as disclosed in the Public Record, any and all agreements pursuant to which the Company or its subsidiaries holds or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated;

(j) the Public Record is in all material respects accurate and omits no material facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect at the time such statements were made;

(k) to the best of the Company's knowledge, the Company has been and is, and the business has been and is operated, in material compliance with all applicable Environmental Laws and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a material violation of or give rise to liability under any applicable Environmental Laws;

(l) the Company has obtained all material Environmental Permits required for the operation of its business, or any part thereof, as currently carried on. Each Environmental Permit is valid, subsisting and in good standing and the Company is not in default or breach of any Environmental Permit and no proceeding is pending or to the knowledge of the Company, threatened to revoke, amend or limit any Environmental Permit;

(m) to the best of the Company's knowledge, the Company has not used or permitted to be used any of its assets or facilities, whether owned, leased, occupied, controlled or licensed or which it owned, leased, occupied, controlled or licensed at any prior time, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance except in compliance with the Environmental Permits and all applicable Environmental Laws;

(n) to the best of the Company's knowledge, the Company has not received any notice of or been prosecuted for an offence alleging violation of or non-compliance with any Environmental Law, and has not settled any allegation of violation or non-compliance short of prosecution. The Company is not aware of any orders of Environmental Authorities relating to environmental matters requiring any work, repairs, construction or capital expenditures to be made with respect to the business or any property, facilities or assets (whether currently owned, leased, occupied, controlled or licensed or owned, leased, occupied, controlled or licensed at any time prior to the date hereof) of the Company;

(o) except in compliance with the Environmental Permits and all Environmental Laws, to the best of the Company's knowledge, the Company has not caused, allowed or permitted, or has any knowledge of, the release of any Hazardous Substance into the environment, in any manner whatsoever, or the presence of any Hazardous Substance on, under, around or from any of its properties, facilities or other assets (whether owned, leased, occupied, controlled or licensed), or any property, facility or other asset which it owned, controlled, occupied, licensed or leased at any time prior to the date hereof, or any such release or presence on or from a property, facility or other asset owned, leased, occupied, managed, controlled or licensed by third parties but with respect to which the Company is or may reasonably be alleged to have liability. All Hazardous Substances used in whole or in part by the Company or resulting from the Company's business have, to the best of the Company's knowledge, been disposed of, treated or stored in compliance with all Environmental Permits and all Environmental Laws;

(p) to the best of the Company's knowledge, the Company has not received any notice from any Environmental Authority that the Company's business or the operation of any of the Company's property, facilities or other assets is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the clean-up of any Hazardous Substances at, on or beneath any of its property, facilities or other assets (whether currently owned, leased, occupied, managed, controlled or licensed, or owned, leased, occupied, managed, controlled or licensed at any time prior to the date hereof), or at, on or beneath any other land or in connection with any waste or contamination migration to or from any of the Company's property, facilities or other assets;

(q) except as disclosed in the Public Record, the Company is not the subject of any international, foreign, federal, provincial, municipal or private action, suit, litigation, arbitration proceeding, governmental proceeding, investigation or claim involving a demand for damages or other potential liability with respect to violations of Environmental Laws or Environmental Permits;

(r) except as disclosed in the Public Record, no actions, suits, inquiries or proceedings are pending or, to the knowledge of the Company, are contemplated or threatened to which the Company or its subsidiaries is a party or to which the property of the Company or its subsidiaries is subject that would result individually or in the aggregate in any material adverse change in the operations, business or condition (financial or otherwise) of the Company or its subsidiaries;

(s) there are no judgments against the Company or any of its subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or any of its subsidiaries is subject;

(t) the Company has complied and will comply materially with the requirements of all applicable corporate and Securities Laws, including without limitation, the Securities Laws and the *Business Corporations Act* (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Offering;

(u) neither the execution of this Agreement nor the issue and sale of the Special Warrants, nor the issue of the Share Purchase Warrants nor the issue of the Agents' Special Warrants or any of the Securities underlying any such securities by the Company conflict with, or will conflict with, and do not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Company is a party or by which it is bound;

(v) this Agreement, the Subscription Agreements, the Special Warrant Certificates, the Agents' Special Warrant Certificates, the Warrant Certificates, the issue and sale of the Special Warrants pursuant to the Offering, the issuance of the Common Shares and Share Purchase Warrants upon exercise of the Special Warrants, the issuance of the Agents' Special Warrants, the issuance of the Agents' Warrants upon exercise of the Agents' Special Warrants and the issuance of the Warrant Shares and Agent Warrant Shares upon exercise of the Share Purchase Warrants and Agents' Warrants, respectively, pursuant to the Offering, have been authorized by all necessary corporate action on the part of the Company and, upon execution thereof by the Company (and assuming due execution by and enforceability against the other parties thereto other than the Company), each such document will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms;

(w) the Financial Statements present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles;

(x) except in each case as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company, as set forth in the Financial Statements and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company or its subsidiaries, since December 31, 2005;

(y) to the best of the Company's knowledge, the Company and its subsidiaries have conducted and are conducting their businesses in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which their businesses are carried on and holds all material licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable their businesses to be carried on as now conducted or as proposed to be conducted, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Company nor its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or income of the Company or its subsidiaries;

(z) the Company has taken or will take all steps as may be necessary for it to comply with the requirements of the Securities Laws and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the Securities Laws in respect of the distribution of Special Warrants;

(aa) the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable securities laws in Canada including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports;

(bb) the Company and its subsidiaries have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable;

(cc) there are no liens for taxes on the assets of the Company or its subsidiaries except for taxes not yet due, other than a social service tax assessment by the Government of British Columbia with a maximum exposure of $270,000 plus interest in respect of the Company's Annacis Island plant (which the Company is currently contesting), there are no audits of any of the tax returns of the Company or its subsidiaries which are known by the Company's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Company or its subsidiaries;

(dd) upon issue, the Securities shall have the attributes corresponding in all material respects to the respective descriptions thereof set forth in the Subscription Agreements;

(ee) to the best of the Company's knowledge the Company owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Company now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Company has received no communication alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

Neither the execution or delivery of this Agreement nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated; and

(ff) except as provided for or disclosed in this Agreement, there is no person, firm or company acting or purporting to act for the Company entitled to any brokerage or finder's fees in connection with this Agreement or any of the transactions contemplated herein and in the event that any person, firm or company acting or purporting to act for the Company establishes a claim for any fee from the Agents (otherwise than as a result of any actions of the Agents), the Company covenants to indemnify and hold harmless the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

9. **Covenants of the Company.** The Company covenants and agrees with the Agents that:

(a) unless it would be unlawful to do so or unless the Company, acting reasonably, determines that it would not be in the best interests of the Company to do so, the Company will accept each duly completed and executed Subscription Agreement and any such acceptance will be made no later than the Closing Time;

(b) the Company will execute and deliver a Special Warrant Certificate in the appropriate form registered in the name of each Purchaser in accordance with the instructions set forth in the applicable Subscription Agreement;

(c) the Company will have taken, on or prior to the Closing Date, all necessary steps to ensure the Common Shares, Warrant Shares and Agent Warrant Shares have been duly reserved for issue to the persons entitled thereto;

(d) the Company will duly, punctually and faithfully perform all of the obligations to be performed by it under the Subscription Agreements, the Special Warrant Indenture, the Agents' Special Warrant Certificates and the Share Purchase Warrant Indenture;

(e) the Company will take all such steps as may be necessary to obtain the approval of all Regulatory Authorities in Canada having jurisdiction over the transactions contemplated by this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Agents' Special Warrant Certificates and the Share Purchase Warrant Indenture, on or prior to the Closing Date;

(f) the Company will comply with all filing and other disclosure requirements under all applicable Canadian securities laws;

(g) the Company will use commercially reasonable efforts to maintain the listing of its Shares on the Stock Exchange (or a more senior stock exchange in North America) until the expiry date of the Share Purchase Warrants and for a period of 12 months thereafter;

(h) the Company will use its commercially reasonably efforts to obtain Shareholder Approval as soon as practicable after the Closing Date;

(i) the Company will use commercially reasonable efforts to maintain its status as a reporting issuer under applicable securities legislation in the Provinces of British Columbia and Alberta until the expiry date of the Share Purchase Warrants and for a period of 12 months thereafter;

(j) the Company will use its best efforts to cause a preliminary short form prospectus and any other documents required to be filed therewith to be prepared and filed with the Securities Commissions in each of the Offering Jurisdictions in Canada in accordance with all applicable Securities Laws as expeditiously as reasonably practicable after the Closing Date, in each case in form and substance reasonably satisfactory to the Agents;

(k) the Company will use commercially reasonable best efforts to cause the Prospectus and any other documents required to be filed therewith to be prepared and filed with, and obtain receipts therefor from, the Securities Commissions in each of the Offering Jurisdictions in Canada in accordance with all applicable Securities Laws as soon as is practicable after the Closing Date, so as to qualify the Common Shares and Share Purchase Warrants issuable on the exercise of the Special Warrants, and the Agents' Warrants issuable on the exercise of the Agents' Special Warrants, for distribution;

(l) upon issuance of all receipts for the Prospectus by the Securities Commissions, the Company will cause the Prospectus to be delivered to each of the registered holders of Special Warrants or any registered transferees thereof;

(m) the Company will provide all assistance reasonably requested by the Agents in connection with the marketing activities of the Agents in respect of the Offering. Without limiting the generality of the foregoing, the Company will prepare a PowerPoint presentation to be used in discussions amongst the Agents, the Company and prospective institutional investors, with assistance from Salman;

(n) the Company will use the net proceeds of the Offering to expand commercial environmental remediation operations, including capital for plant equipment, to develop applications for the Company's core technology in the oil sands sector and for general working capital purposes; and

(o) for a period of 90 days after the Closing Date, neither the Company nor any of its directors and officers will, directly or indirectly, offer, or announce the offering of, or make or announce any agreement to issue, sell or exchange Shares, warrants or securities convertible into Shares, except:

    (i) pursuant to the transactions contemplated by this Agreement,

    (ii) pursuant to convertible securities outstanding immediately prior to the Closing Date,

    (iii) pursuant to the grant and/or exercise of stock options under the Company's stock option plan, or

    (iv) any Shares representing less than 2% of the issued and outstanding Shares of the Company as of the date hereof;

without the prior written consent of Salman, which consent shall not be unreasonably withheld.

10. Covenants of the Agents. The Agents covenant to the Company that:

(a) all solicitation, offering and other selling efforts the Agents carry out in connection with the Offering will be made in compliance with the Securities Laws and the securities laws of such other jurisdictions as are applicable to the Agents conducting such activities in connection with the Offering and in a manner such that no prospectus or offering memorandum need be prepared and filed or delivered by the Company in connection with the Offering and such that the Company is not made subject to a new continuous disclosure reporting requirement; and

(b) no delivery has been or will be made by the Agents to any prospective purchaser or Purchaser of any document which, individually or together with any other document, would constitute an "offering memorandum" under the securities laws of the Offering Jurisdictions.

11. **Due Diligence.** Until the Closing Date, the Company shall at all times allow the Agents and their representatives to conduct all due diligence investigations and examinations which the Agents may reasonably require in order to fulfil their obligations as Agents, in order to avail themselves of a defence to any claim.

12. Indemnity and Contribution.

12.1 The Company agrees to indemnify and hold harmless each of the Agents, each of their subsidiaries and each of their respective directors, officers, employees, partners, agents and shareholders (collectively, the "**Indemnified Parties**" and individually, an "**Indemnified Party**"), to the full extent lawful, from and against any and all losses, reasonable expenses, claims, actions, damages and liabilities, joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, actions, damages or liabilities relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of the Agents' obligations to the Company under this Agreement or otherwise in connection with the matters referred to in this Agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a) any Indemnified Party has been negligent or dishonest, or has committed any fraudulent act in the course of such performance; and

(b) the expenses, losses, claims, actions, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (a).

12.2 If for any reason (other than determinations as to any of the events referred to in clauses (a) and (b) of Section 12.1) the foregoing indemnification is unavailable to the Agents or any other Indemnified Party or insufficient to hold the Agents or any other Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by the Agents or the other Indemnified Parties as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agents or any other Indemnified Party on the other hand but also the relative fault of the Company, the Agents or any other Indemnified Party, as well as any relevant equitable considerations, provided that the Company shall in any event contribute to the amount or amounts paid or payable by the Agents or any other Indemnified Party as a result of any such expense, loss, claim, action, damage or liability, the portion of such amount or of the aggregate of such amounts that is in excess of the value of the commission received by the Agents under this Agreement.

12.3 The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Agents or any other Indemnified Party by any person or entity, including without limitation any governmental commission, regulatory authority, stock exchange or other entity having regulatory authority, either domestic or foreign, of if any such persons shall investigate the Company and/or the Agents or any other Indemnified Party and the Agents or such other Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of the Agents' obligations to the Company under this Agreement, the Agents or such other Indemnified Party shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including reasonable amounts to reimburse the Agents for time spent by their officers, employees or partners (collectively, "**Personnel**")) in connection therewith and out of pocket expenses incurred by the Agents, their Personnel or such other Indemnified Party in connection therewith shall be paid by the Company as they occur.

12.4 Promptly after receipt of notice of any action, suit, proceeding or claim against either of the Agents or any other Indemnified Party or receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the affected Agent or Agents will notify the Company and, unless the Company assumes the defence thereof, will keep the Company advised of the progress thereof and will discuss all significant actions proposed. The omission so to notify the Company shall not relieve the Company of any liability which the Company may have to the affected Agents or any other Indemnified Party except only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company would otherwise have under this indemnity had the affected Agents not delayed in giving or failed to give the notice required hereunder.

12.5 The Company shall be entitled, at its own expense, to participate in any action, suit, proceeding or claim and to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Agents in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to the Agents or any other Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Agents, will keep the Agents advised of the progress thereof and will discuss with the Agents all significant actions proposed.

12.6 Notwithstanding the foregoing Section 12.5, any Indemnified Party shall have the right, at the Company's expense, to employ counsel of such Indemnified Party's choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Indemnified Party's behalf) or that there is a conflict of interest between the Company and the Indemnified Party (in which event the Company shall not have the right to assume or direct the defence on the Indemnified Party's behalf).

12.7 No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made by the Company without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made by any Indemnified Party and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made by the Indemnified Party without the Company's consent, such consent not to be unreasonably withheld.

12.8 The Company hereby acknowledges that the Agents act as trustee for the other Indemnified Parties of the Company's covenants under this indemnity with respect to such persons and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

12.9 The Company agrees to waive any right it may have of first requiring any Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim for payment from any other person before claiming under this indemnity.

12.10 The indemnity and contribution obligations of the Company hereunder shall be in addition to, but not in duplication of, any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agents and any other Indemnified Party. The foregoing provisions shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

13. Conditions of Closing. The obligations of the Agents to deliver at the Closing Time executed Subscription Agreements, shall be conditional upon the Agents being satisfied, acting reasonably, with the results of their due diligence investigations relating to the Company and upon the fulfilment at or before the Closing Time of the following conditions, which conditions the Company covenants to use its best efforts to fulfil or cause to be fulfilled prior to the Closing Time:

(a) the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Share Purchase Warrant Indenture, the Agents' Special Warrant Certificates and the creation and issuance of the Special Warrants, Common Shares, Share Purchase Warrants, Agents' Special Warrants and Agents' Warrants and the allotment and reservation of the Warrant Shares and Agent Warrant Shares shall have been duly authorized or approved by all necessary corporate action;

(b) except for the filing of, and obtaining of receipts for, a preliminary prospectus and a Prospectus in each of the Offering Jurisdictions, and the final approval of the Stock Exchange, any necessary consents or approvals of the Stock Exchange and securities regulatory authorities in each of the Offering Jurisdictions with respect to the issuance and sale of the Special Warrants, Common Shares, Share Purchase Warrants, Warrant Shares, Agents' Special Warrants, Agents' Warrants and Agent Warrant Shares, respectively, shall have been obtained, including the conditional approval of the Stock Exchange to list the Common Shares, Warrant Shares and Agent Warrant Shares;

(c) the Agents shall have received certificates addressed to the Agents and to the Purchasers, dated as of the Closing Date, signed by the President and the Chief Financial Officer of the Company, or such other officers of the Company as the Agents may accept, certifying on behalf of the Company to the effect that, except as has been generally disclosed at the date thereof:

(i) neither the Company nor any of its subsidiaries has any undisclosed liability (contingent or otherwise) that is material to the Company;

(ii) the representations and warranties of the Company contained herein and in the Subscription Agreements are true and correct and all the terms and conditions relating to the Company contained herein and therein and required to be performed and complied with by the Company by or at the Closing Time have been performed and complied with by the Company; and

(iii) no order ceasing or suspending trading in securities of the Company or prohibiting the Offering or the issuance or distribution of the Securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened;

(d) the Agents shall have received favourable legal opinions, in a form satisfactory to the Agents, acting reasonably, dated as of the Closing Date, from Goodmans, counsel to the Company and where appropriate, counsel in the other Offering Jurisdictions and other jurisdictions or special counsel as may be required, addressed to the Agents and to the Purchasers with respect to the matters set out in Appendix C hereto and such other matters as the Agents may reasonably request prior to the Closing Time;

(e) as at the Closing Time, all covenants, agreements and obligations of the Company hereunder and under the Subscription Agreements required to be performed or complied with on or before the Closing Time shall have been so performed or complied with and all conditions required to be complied with by the Company shall have been complied with; and

(f) from the date hereof until the Closing Time, Salman shall receive drafts of all press releases to be issued in connection with the Offering, with sufficient time for Salman and its legal counsel to comment thereon. In order to comply with the applicable U.S. federal and state securities laws, any press release issued by the Company concerning the Offering shall be marked, at the top of the press release, as follows: **"NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES."**

In providing such opinions, counsel may, where appropriate, rely on the opinions of counsel in all jurisdictions other than British Columbia and on certificates or letters of the auditors, of the officers of the Company, of the transfer agent of the Company and public officials as to factual matters relevant to such opinions.

14. **Closing Procedures.** The Company will cause to be issued and to be delivered to the Agents at the offices of Goodmans, 1900, 355 Burrard Street, Vancouver, British Columbia, V6C 2G8 (or such other place or places as the Agents may in writing direct) without charge at the Closing Time and contemporaneously with the payment of the aggregate Purchase Price for all Special Warrants, less expenses deducted pursuant to Section 15 hereof, certificates representing the Special Warrants offered pursuant to the Offering in such number and denomination and bearing the registration particulars as the Agents may, in writing, direct to the Company prior to the Closing Time, and which shall in each case equal, in the aggregate, the total number of Special Warrants sold in the Offering.

15. **Expenses of Issue.** Whether or not the transactions herein contemplated shall be completed, all costs and expenses of and incidental to the sale of the Special Warrants to the Purchasers and all other matters in connection with the transactions herein set out shall be borne by the Company, whether before or after Closing, including without limitation, all costs and expenses in connection with the preparation and issue of the certificates for the securities to be offered hereunder, the fees and disbursements of counsel, all local counsel and the expenses of the Agents in connection with the Offering including without limitation the reasonable fees and expenses of the solicitors for the Agents, and the Agents' out of pocket expenses.

The Agents may render accounts to the Company from time to time, for their expenses, for payment on or before the date set out in the accounts. The Company authorizes the Agents to deduct their reasonable expenses in connection with the Offering from the proceeds of Special Warrants offered pursuant to the Offering, including expenses for which an account has not been rendered, provided that detailed accounts are provided to the Company as soon as practicable for all expenses including legal fees.

16. **Termination.**

16.1 If at any time prior to Closing:

(a) there shall have occurred any adverse material change in relation to the Company or a development that could result in an adverse material change in relation to the Company taken as a whole;

(b) there shall have occurred any change in the Securities Laws, or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or the Offering Jurisdictions or the Stock Exchange in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding or order based upon activities of the Agents and not upon activities of the Company or its subsidiaries), which, in the opinion of the Agents, acting reasonably and in good faith, prevents or restricts trading in or the distribution of the Securities or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Special Warrants;

(c) the state of the financial markets in Canada and/or the United States has deteriorated such that, in the reasonable opinion of the Agents, the Special Warrants cannot be marketed successfully or profitably;

(d) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, which, in the opinion of the Agents, acting reasonably and in good faith, seriously adversely affects, or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole; or

(e) a cease trading order is made under any of the Securities Laws by any other competent authority in respect of the Securities and such cease trading order is not rescinded within 48 hours,

the Agents shall be entitled, at their option, to terminate and cancel their obligations to the Company under this Agreement by written notice to that effect given to the Company at the address shown in Section 18.2 prior to the Closing Time. In the event of any such termination, the Company's obligations under this Agreement to the Agents shall be at an end except for any liability of the Company provided for in Sections 12 and 15 hereof.

16.2 The rights of termination contained in this Section 16 are in addition to any other rights or remedies the Agents may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement.

17. Agents' Obligations.

17.1 The Agents represent and warrant to the Company as follows:

(a) each of the Agents and their affiliates has observed and will observe all Securities Laws and other laws and regulations or similar enactments applicable in respect of the Offering in each of the jurisdictions in which it may offer or sell the Special Warrants;

(b) the Agents have not directly or indirectly offered, sold or delivered any Special Warrants to any person in any jurisdiction other than in the Offering Jurisdictions and in all cases except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which does not require the Company to file an offering memorandum, to register any of its securities or to comply with ongoing filing or disclosure or other similar requirements, under the laws of any jurisdiction;

(c) each of the Agents has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(d) each of the Agents is appropriately registered under the securities laws of the Offering Jurisdictions so as to permit it to lawfully fulfil its obligations hereunder.

18. **Authority to bind Agents.** The Company shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Agents by Salman, which shall represent the Agents and which shall have the authority to bind the Agents in respect of all matters hereunder.

19. Right of First Refusal for Salman.

19.1 If the Company requires or proposes to obtain, on or before the first anniversary of the Closing Date, any further brokered equity financing in North America, the Company shall serve a notice (a "**Financing Notice**") in writing to Salman, specifying the terms of the proposed financing, and Salman shall have a right of first refusal to lead manage any such financing notwithstanding such financing may close after the first anniversary of the Closing Date.

19.2 The right of first refusal provided by Section 18.1 must be exercised by Salman within two (2) Business Days following receipt of a Financing Notice, by notifying the Company in writing that it will lead manage such financing on the terms set out in the Financing Notice. If Salman fails to exercise its right of first refusal within such time, the Company will be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Company, subject to applicable regulatory approval. For greater certainty, the failure by Salman to exercise a right of first refusal in response to any one or more Financing Notices does not terminate or otherwise affect Salman's right of first refusal in respect of any subsequent brokered equity financings in North America required or proposed to be obtained by the Company on or before the first anniversary of the Closing Date.

20. Miscellaneous.

20.1 All representations and warranties contained herein and all of the covenants and agreements of the Company herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any material breach or failure to comply with any thereof shall entitle the Agents, in addition to and not in lieu of any other remedies the Agents have in respect thereof, to terminate any obligation to purchase the Special Warrants by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Agents may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

20.2 Any notice or other communication hereunder shall be in writing and shall unless herein otherwise provided be given by delivery to a responsible officer of the addressee or by telex or telecopier, if to the Company, addressed to: Sonic Environmental Solutions Inc., Suite 2100 – 1066 West Hastings Street, Vancouver, British Columbia V6E 3X2 (Attention: Chief Financial Officer) (telecopier: (604) 736-2558); and if to the Agents, addressed to: Salman Partners Inc., Suite 2230, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8 (Attention: Ria Fitzgerald), (telecopier: (604) 685-2471) and shall be deemed to have been given when actually delivered or when such notice should have reached the addressee in the ordinary course.

20.3 Time shall be of the essence of the foregoing offer and of the agreement resulting from the acceptance thereof.

20.4 The representations, warranties, covenants and other agreements herein contained shall survive the purchase by the Purchasers of the Special Warrants issued pursuant to the Offering and shall continue in full force and effect unaffected by any subsequent disposition by the Purchasers for a period of three years after the Closing Date (other than obligations of the Company set forth in Sections 12 and 15 hereof which will continue indefinitely).

20.5 This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

20.6 This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

20.7 The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

Yours very truly,

SALMAN PARTNERS INC.

By: *(signed) Ria Fitzgerald*
Authorized Signatory

PACIFIC INTERNATIONAL SECURITIES INC.

By: *(signed) Alex Holmes*
Authorized Signatory

The foregoing is in accordance with our understanding and is accepted and agreed to as of the ___ day of November, 2006.

SONIC ENVIRONMENTAL SOLUTIONS INC.

By: *(signed) Lisa Sharp*
Authorized Signatory

Appendix "A"

[Insert]

CANADIAN (AND NON-UNITED STATES) SUBSCRIPTION AGREEMENT

A completed and originally executed copy of this Subscription Agreement, the Acknowledgement and Consent Form attached as Schedule A, the Corporate Placee Registration Form attached as Schedule B (if the Purchaser is a corporation, trust, portfolio manager or other entity) and a completed Schedule C (if the Purchaser is an accredited investor resident in Canada) must be delivered by no later than 12:00 p.m. (Vancouver time) on October 31, 2006 to:

Salman Partners Inc.
17th floor, 1095 West Pender Street
Vancouver, B.C. V6E 2M6
Attention: Emily Coombs
Facsimile No.: (604) 685-2457

Issuer: Sonic Environmental Solutions Inc. (the "**Company**")

Issue: Special Warrants, each exchangeable for one Common Share and one Share Purchase Warrant

Price Per Special Warrant: $0.50

No. of Special Warrants Purchased: ________________

Total Subscription Price: $____

Name and Address of Purchaser:

Name: ______________________________

____

____

Email address: ______________________________

The Purchaser is ☐ or is not ☐ an insider of the Company or a member of the pro group [*check applicable box*]

Address: ______________________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

____
Number of securities of the Company currently held or controlled (excluding those subscribed for hereunder):

Alternate Registration Instructions for Certificates: If other than in the name of the Purchaser:

Name: ______________________________

____

____

Address: ______________________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the certificates representing the securities purchased hereunder is to be delivered, if other than the Purchaser:

Name: ______________________________

Contact Name: ______________________________

Telephone No.: ______________________________

Address: ______________________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

TO: **Sonic Environmental Solutions Inc.**

AND TO: **Salman Partners Inc. and Pacific International Securities Inc.**

1. **Subscription.** The undersigned (the "**Purchaser**") hereby tenders to Sonic Environmental Solutions Inc. (the "**Company**") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "**Subscription Agreement**") of the Purchaser with the Company to purchase from the Company and, on the part of the Company, to sell to the Purchaser, the number of Special Warrants (as defined below) set out on page 1 hereof (collectively, the "**Purchased Securities**") at the price (the "**Purchase Price**") of $0.50 per Special Warrant, all on the terms and subject to the conditions set forth in this Subscription Agreement.

2. **Agency Agreement.** The Purchaser acknowledges that the Purchased Securities will be issued in connection with the creation and issue of up to an aggregate of 10,000,000 Special Warrants (or 14,000,000 Special Warrants if the Over-Subscription Option is exercised) for an aggregate subscription price of up to $5,000,000 (or $7,000,000 if the Over-Subscription Option is exercised in full) to be sold by the Company by private placement (the "**Offering**") pursuant to an agreement (the "**Agency Agreement**") to be dated on or before the Closing Date between the Company and Salman Partners Inc. and Pacific International Securities Inc. (together, the "**Agents**") and that the definitive terms and conditions of: (a) the Special Warrants will be set forth in the Special Warrant Indenture (as defined below); and (b) the Share Purchase Warrants (as defined below) will be set forth in the Share Purchase Warrant Indenture (as defined below). In addition, the Purchaser acknowledges that the Company intends to issue up to approximately 5,000,000 of the Special Warrants (amounting to gross proceeds of up to approximately $2,500,000) to a subscriber under the Offering who, in connection with such subscription would become a "control person" of the Company (as defined in the rules of the Stock Exchange), and that as a result of restrictions under applicable Stock Exchange rules relating to control persons those Special Warrants will be issued pursuant to an escrow arrangement by which the subscription price for those Special Warrants and those Special Warrants will be held by an independent third party pending disinterested shareholder approval of the Company for the exercise of those Special Warrants. By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants and conditions provided to or for the benefit of the Purchaser under the Agency Agreement in addition to the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

3. **Definitions.** In this Subscription Agreement, unless the context otherwise requires:

(a) "**Accredited Investor Status Certificate**" means the accredited investor status certificate required to be completed by a Purchaser who is a resident of Canada, in the form of Schedule C attached hereto;

(b) "**Acknowledgment and Consent Form**" means the form to be completed by all Purchasers in the form of Schedule A attached hereto;

(c) "**affiliate**", "**distribution**" and "**insider**" have the respective meanings ascribed to them in the *Securities Act* (British Columbia);

(d) "**Closing**" means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Special Warrants pursuant to the Agency Agreement and this Subscription Agreement;

(e) "**Closing Date**" means November 3, 2006 or such other date as the Company and the Agents may agree pursuant to the Agency Agreement;

(f) "**Closing Time**" means 6:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agents may agree pursuant to the Agency Agreement;

(g) "**Common Shares**" means the Shares issuable upon exercise of the Special Warrants;

(h) **"Corporate Placee Registration Form"** means the form to be completed by all Purchasers that are not individuals required by the Stock Exchange in the form of Schedule B attached hereto;

(i) **"Designated Provinces"** means British Columbia, Alberta and Ontario;

(j) **"Financial Statements"** means the audited annual financial statements of the Company as at and for the year ended December 31, 2005 and the unaudited financial statements of the Company as at and for the six month period ended June 30, 2006, and any subsequently filed financial statements;

(k) **"material"** means material in relation to the Company;

(l) **"material change"** means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Securities and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

(m) **"Over-Subscription Option"** means the option granted to the Agents pursuant to the terms of the Agency Agreement, exercisable up to 48 hours prior to the Closing, to sell up to an additional 4,000,000 Special Warrants at the Purchase Price;

(n) **"Public Record"** means the annual information forms, information circulars, material change reports, press releases, Financial Statements and management's discussion and analysis thereon filed with the Stock Exchange and any applicable Canadian securities regulatory authority (including on SEDAR) on or during the 12 months preceding the date hereof;

(o) **"Purchasers"** means all purchasers of the Special Warrants including the Purchaser;

(p) **"Regulation S"** means Regulation S under the U.S. Securities Act;

(q) **"Securities"** means the Special Warrants, the Common Shares, the Share Purchase Warrants and the Warrant Shares or any of them together;

(r) **"Securities Commissions"** means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

(s) **"Securities Laws"** means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(t) **"SEDAR"** means the System for Electronic Document Analysis and Retrieval;

(u) **"Share Purchase Warrant Indenture"** means the indenture to be dated as of the Closing Date, which will govern the Share Purchase Warrants;

(v) **"Share Purchase Warrants"** means the warrants to purchase Shares issuable upon conversion of the Special Warrants and having the characteristics described in section 5 below;

(w) **"Shares"** means common shares without par value in the capital of the Company;

(x) **"Stock Exchange"** means the TSX Venture Exchange;

(y) **"Special Warrants"** means the special warrants to be issued by the Company to the Purchaser hereunder and having the characteristics described in section 4 below;

(z) **"Special Warrant Indenture"** means the indenture to be dated as of the Closing Date which will govern the Special Warrants;

(aa) **"United States"** means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(bb) **"U.S. Person"** means a "U.S. person" as that term is defined in Regulation S under the U.S. Securities Act;

(cc) **"U.S. Securities Act"** means the United States Securities Act of 1933, as amended; and

(dd) **"Warrant Shares"** means Shares issuable upon exercise of the Share Purchase Warrants.

4. **Special Warrant Indenture.** The Special Warrants will be governed by the Special Warrant Indenture, which will contain provisions to the following effect:

(a) **Right to Acquire Common Shares and Share Purchase Warrants**. Each Special Warrant will, upon conversion thereof as described below, entitle the Purchaser to receive one Common Share and one Share Purchase Warrant, for no additional consideration, at any time from the date on which such Special Warrants are issued until 5:00 p.m. (Toronto time) on the day which is four months and one day after the Closing Date (the **"Expiry Date"**). The Special Warrants will automatically convert into such Common Shares and Share Purchase Warrants, on the earlier of:

(i) the first business day after the date on which the Company obtains a receipt for a final prospectus qualifying the distribution of the Common Shares and Share Purchase Warrants upon conversion of the Special Warrants in each of the Designated Provinces; and

(ii) immediately prior to the Expiry Date.

The Company will use its best efforts to file the prospectus and obtain receipts therefore as soon as is practicable after the Closing Date, and in the event that the prospectus has not been filed and receipts therefor issued by the close of business on December 15, 2006, holders of the Special Warrants will thereafter be entitled to receive 1.1 Common Shares (in lieu of 1 Common Share) and 1.1 Share Purchase Warrants (in lieu of 1 Share Purchase Warrants) on exercise of each Special Warrant. For greater certainty, if receipts for the prospectus have not been issued by the close of business on December 15, 2006, the Company will continue to use its best efforts to obtain the receipt as soon as is practicable thereafter;

(b) **Adjustment Provisions**. The number of Common Shares and Share Purchase Warrants issuable upon conversion of the Special Warrants will be subject to adjustment in certain events, including the subdivision, consolidation, change or reclassification of Shares, the issue of the Shares by way of stock dividends other than dividends paid in the ordinary course, and the distribution to all or substantially all the holders of the Shares of rights entitling them to subscribe for or purchase Shares at a price that is less than 95% of the then current market price of the Shares; and

(c) **Dividends**. Special Warrants will not be entitled to any cash or stock dividends or any other distributions paid or declared but unpaid on the Shares during the period from their date of issue until the date on which they are converted into Common Shares and Share Purchase Warrants.

5. **Share Purchase Warrant Indenture**. The Share Purchase Warrants will be governed by the Share Purchase Warrant Indenture. The Share Purchase Warrants will not be listed for trading on the Stock Exchange or any other public market, unless as otherwise required by the Stock Exchange. The Share Purchase Warrant Indenture will contain provisions to the following effect:

(a) **Right to Purchase Shares**. Each whole Share Purchase Warrant will be exercisable to acquire, subject to adjustment as set out in the Share Purchase Warrant Indenture, one Warrant Share at any time within 24 months from the Closing Date, at the price of $0.70; provided, however, that in the event the closing trading price of the Shares is $1.40 or higher for a period of 20 consecutive trading days, the Company will have the option to require the earlier exercise of the Share Purchase Warrants within 30 days of a formal notice from the Company. The Share Purchase Warrants will not be exercisable in the United States by or on behalf of a U.S. Person, unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available, and the Company has received an opinion of counsel of recognized standing reasonably satisfactory to it to such effect;

(b) **Adjustment Provisions**. The exercise price of the Share Purchase Warrants and/or the number of Warrant Shares issuable on the exercise of a Share Purchase Warrant will be subject to adjustment in certain events, including the subdivision, consolidation, change or reclassification of Shares, the issue of the Shares by way of stock dividends other than dividends paid in the ordinary course, and the distribution to all or substantially all the holders of the Shares of rights entitling them to subscribe for or purchase Shares at a price that is less than 95% of the then current market price of the Shares;

(c) **Dividends**. Share Purchase Warrants will not be entitled to any cash or stock dividends or any other distributions paid or declared but unpaid on the Shares during the period from the date on which they are issued until the date on which they are exercised; and

(d) **Transferability**. The Warrants will be transferable, subject to compliance with the securities laws applicable to the transferor in respect of the transfer.

6. **Delivery and Payment**. The Purchaser agrees that the following shall be delivered to the Agents at the address and by the date and time set out on the face page hereof, or such other time, date or place as the Agents may advise:

(a) a completed and duly signed copy of this Subscription Agreement;

(b) a completed and duly signed copy of the Acknowledgement and Consent Form;

(c) if the Purchaser is not an individual, a completed and duly signed copy of the Corporate Placee Registration Form;

(d) if the Purchaser is resident in Canada and is purchasing as an "accredited investor", a completed and duly signed copy of the Accredited Investor Status Certificate;

(e) any other documents required by applicable securities laws which the Agents or the Company requests; and

(f) a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Agents may advise) in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "Salman Partners Inc." (or, if Pacific International Securities Inc. is your dealer, to "Pacific International Securities Inc.") representing the aggregate Purchase Price payable by the Purchaser for the Purchased Securities, or such other method of payment against delivery of the Purchased Securities as the Agents may accept.

The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company and the Agents. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the Purchase Price and any other documents delivered in connection herewith will be held by the Agents until such time as the conditions referred to in section 9 below are satisfied by the Company or waived by Salman Partners Inc. on behalf of the Agents.

7. **Closing**. The transactions contemplated hereby will be completed at the Closing at the offices of Goodmans in Vancouver, British Columbia. The Purchaser acknowledges that the Purchased Securities will be available for delivery to it at the Closing against payment of the amount of the aggregate Purchase Price for the Purchased Securities.

Salman Partners Inc. is hereby appointed as the Purchaser's agent to represent the Purchaser at the Closing for the purpose of all closing matters and deliveries of documents and Special Warrants and is hereby authorized by the Purchaser for and on behalf of the Purchaser, to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Agency Agreement or, in its absolute discretion, as it deems appropriate. Without limiting the generality of the foregoing, Salman Partners Inc. is specifically and exclusively authorized:

(a) to waive representations and warranties, covenants or conditions contained in the Agency Agreement; and

(b) to correct manifest errors or omissions in the information provided by the Purchaser in this Subscription Agreement, the Corporate Placee Registration Form and any other forms delivered by the Purchaser in connection with the transactions contemplated hereby.

In addition, the Purchaser acknowledges and agrees that the Agents are entitled to exercise or not to exercise, in their absolute discretion, the rights of termination in the Agency Agreement.

The Purchaser will take up, purchase and pay for the Purchased Securities at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by Salman Partners Inc., of the conditions referred to in section 9 below.

8. **Representations, Warranties and Covenants of the Company**. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

(a) the Company and its subsidiaries have been duly incorporated and are validly subsisting under the laws of their jurisdiction of organization and the Company has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement;

(b) on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(c) the authorized capital of the Company consists of an unlimited number of Shares, of which 23,256,734 Shares were issued as of October 4, 2006 (and 6,365,611 were reserved for issuance upon conversion of outstanding convertible securities as at October 4, 2006), and the outstanding Shares of the Company are fully paid and non-assessable;

(d) the outstanding Shares are listed and posted for trading on the Stock Exchange;

(e) no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters and, to the best of the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

(f) the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia and Alberta and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in such Provinces and no such disclosure has been made on a confidential basis;

(g) the Company has full corporate power and authority to undertake the Offering of Securities contemplated hereby, to issue the Special Warrants, Common Shares, Share Purchase Warrants and Warrant Shares underlying the Share Purchase Warrants, and at the Closing Time, the Special Warrants will be duly authorized and issued and the Common Shares, Share Purchase Warrants and all Warrant Shares issuable upon exercise of the Share Purchase Warrants will be duly and validly authorized, allotted and reserved for issuance upon exercise of the Special Warrants and Share Purchase Warrants, and the Common Shares and Warrant Shares will (upon due exercise of the Special Warrants and Share Purchase Warrants, respectively) be issued as fully paid and non-assessable Shares;

(h) the Company and its subsidiaries are the beneficial owners of or have the right to acquire the interests in, or have a valid leasehold interest in, the properties, business and assets referred to in the Public Record and except as disclosed in the Public Record, any and all agreements pursuant to which the Company or its subsidiaries holds or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated;

(i) the Public Record is in all material respects accurate and omits no material facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect at the time such statements were made;

(j) except as disclosed in the Public Record, no actions, suits, claims, inquiries or proceedings are pending or, to the knowledge of the Company, are contemplated or threatened to which the Company or its subsidiaries is a party or to which the property of the Company or its subsidiaries is subject that would result in any material adverse change in the operations, business or condition (financial or otherwise) of the Company or its subsidiaries;

(k) the Financial Statements present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles;

(l) except in each case as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or its subsidiaries, as set forth in the Financial Statements, and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company or its subsidiaries, since December 31, 2005;

(m) to the best of the Company's knowledge, the Company and its subsidiaries have conducted and are conducting their businesses in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which their businesses are carried on and holds all material licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable their businesses to be carried on as now conducted or as proposed to be conducted, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Company nor its subsidiaries has

received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or income of the Company or its subsidiaries;

(n) the Company has taken or will take all steps as may be necessary for it to comply with the requirements of the applicable securities laws of the Designated Provinces, and such other jurisdictions in which Special Warrants are sold in respect of the issuance of Securities pursuant to prospectus and registration exemptions of such securities laws and as contemplated by this Subscription Agreement, and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the applicable securities laws of the Designated Provinces in respect of the distribution of Special Warrants;

(o) the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable securities laws in Canada including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports;

(p) the issue of the Special Warrants and the securities comprised therein will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject;

(q) there are no judgments against the Company or any of its subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or any of its subsidiaries is subject;

(r) the Company and its subsidiaries have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable;

(s) there are no liens for taxes on the assets of the Company or its subsidiaries except for taxes not yet due, other than a social service tax assessment by the Government of British Columbia with a maximum exposure of $270,000 plus interest in respect of the Company's Annacis Island plant (which the Company is currently contesting), there are no audits of any of the tax returns of the Company or its subsidiaries which are known by the Company's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Company or its subsidiaries; and

(t) to the best of the Company's knowledge, the Company owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Company now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Company has received no communication alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution or delivery of this Agreement nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

The Company covenants and agrees with the Purchaser as follows:

(a) the Company will comply with all filing and other disclosure requirements under all applicable Canadian and United States securities laws arising in respect of the Offering;

(b) the Company will use commercially reasonable efforts to maintain the listing of its Shares on the Stock Exchange (or a more senior stock exchange in North America) until the expiry date of the Share Purchase Warrants and for a period of 12 months thereafter;

(c) the Company will use commercially reasonable efforts to maintain its status as a reporting issuer under applicable securities legislation in each of British Columbia and Alberta until the expiry date of the Share Purchase Warrants and for a period of 12 months thereafter; and

(d) the Company will use commercially reasonable efforts to obtain all required approvals from the Stock Exchange prior to the Closing Date.

9. **Conditions of Closing.** The obligations of the Purchaser to complete the purchase of the Special Warrants as contemplated hereby shall be conditional upon:

(a) the fulfilment at or before the Closing Time of each of the conditions of the Closing set forth in the Agency Agreement except those conditions that are waived by Salman Partners Inc., on behalf of the Agents;

(b) at the Closing Date, the Securities being freely tradable in Canada under applicable Securities Laws no later than four months and one day from the Closing Date under National Instrument 45-102 *Resale of Securities*; and

(c) final acceptance in respect of the Offering on the terms provided herein having been obtained from the Stock Exchange.

The obligations of the Company to complete the purchase of the Special Warrants as contemplated hereby shall be conditional upon:

(a) the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) signing and returning to the Company or the Agents all relevant documentation required by applicable Securities Laws and the rules, regulations and policies of the Stock Exchange;

(b) the representations and warranties of the Purchaser contained in this Subscription Agreement being true and correct on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing Date;

(c) the sale of the Special Warrants to the Purchaser being exempt from any registration, prospectus and offering memorandum requirements of all applicable Securities Laws;

(d) the Purchaser's completion and submission to the Company of such additional undertakings, questionnaires and documents as the Stock Exchange or other Canadian securities regulatory authorities may request in connection with the issue and sale of the Special Warrants to the satisfaction of the Company and the Stock Exchange;

(e) all of the covenants and obligations of the Purchaser to be performed or observed on or before the Closing pursuant to this Subscription Agreement having been duly performed or observed; and

(f) final acceptance in respect of the Offering on the terms provided herein having been obtained from the Stock Exchange.

10. **Acceptance or Rejection**. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchased Securities to the Purchaser being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form at the end of this Agreement and the delivery at the Closing of the certificates representing the Purchased Securities to or upon the direction of the Agents in accordance with the provisions hereof.

11. **Purchaser's Representations and Warranties**. The Purchaser represents and warrants to the Company and the Agents, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a) **Authorization and Effectiveness**. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser's constating documents or any agreement to which the Purchaser is a party or by which it is bound;

(b) **Residence**. The Purchaser is a resident of the jurisdiction referred to under "Name and Address of Purchaser" set out on the face page hereof and: (i) is not a U.S. Person or a person in the United States nor is it purchasing the Purchased Securities for the account or benefit of a U.S. Person or a person in the United States; (ii) was not offered the Securities in the United States; and (iii) did not execute or deliver this Subscription Agreement in the United States;

(c) **Purchasing as Principal**. Except to the extent contemplated herein, the Purchaser is purchasing the Purchased Securities as principal (as defined in applicable Securities Laws), for its own account and not for the benefit of any other person;

(d) **Purchasing for Investment Only**. Except to the extent contemplated herein, the Purchaser is purchasing the Purchased Securities for investment purposes only and not with a view to resale or distribution;

(e) **Purchasing as Agent or Trustee**. In the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Purchased Securities for whom the Purchaser is acting, is purchasing its Purchased Securities as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the beneficial purchaser is properly described in subparagraph (f)(i), (ii), (iii) or (iv) below, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(f) **Purchaser Has Benefit of Statutory Exemptions**. Unless it satisfies the requirements under subparagraph 11(e), the Purchaser is (or is deemed to be) purchasing the Purchased Securities as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set under "Name and Address of Purchaser" on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i) it is resident in or otherwise subject to applicable securities laws of Canada and it is an **"accredited investor"**, as such term is defined in National Instrument 45-106 - *Prospectus and Registration Exemptions* of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions (**"NI 45-106"**), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106, and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule C to this Subscription Agreement and has initialled or placed a check mark in Appendix A to Schedule C thereto indicating that the Purchaser satisfies one of the categories of "accredited investor" set forth in such definition; or

(ii) it is resident in or otherwise subject to applicable securities laws of Canada and it has an aggregate acquisition cost for the Purchased Securities of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

(iii) it is resident in or otherwise subject to applicable securities laws of Canada (other than Ontario) and it is ***(if applicable, please initial)***:

______ (A) a "director", "executive officer" or "control person" (as such terms are defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement) of the Company, or of an affiliate of the Company; or

______ (B) a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement), parent, grandparent, brother, sister or child of any person referred to in subparagraph (A) above; or

______ (C) a parent, grandparent, brother, sister or child of the spouse of any person referred to in subparagraph (A) above; or

______ (D) a close personal friend of any person referred to in subparagraph (A) above and, if requested by the Company or the Agents or their respective counsel, will provide a signed statement describing the relationship with any of such persons; or

______ (E) a close business associate of any person referred to in subparagraph (A) above and, if requested by the Company or the Agents or their respective counsel, will provide a signed statement describing the relationship with any of such persons; or

______ (F) a "founder" of the Company (as such term is defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement), or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company and, if requested by the Company or the Agents or their respective counsel, will provide a signed statement describing the relationship with such founder of the Company; or

______ (G) a parent, grandparent, brother, sister or child of a spouse of a founder of the Company; or

______ (H) a person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or

______ (I) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) through (G) above; or

(Note: for the purposes of subparagraph (D) and (F) above, a person is not a "close personal friend" solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a result of being a close personal friend of a close personal friend of one of the listed individuals above; rather, the relationship must be direct. A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. Further, for the purposes of subparagraph (E) and (F) above, a person is not a "close business associate" solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above; rather, the relationship must be direct. A close business associate is an individual who has had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.); or

(iv) it is resident in or otherwise subject to applicable securities laws of Ontario and it is ***(if applicable, please initial)***:

______ (A) a "founder" of the Company, or an "affiliate" of a "founder" of the Company (as such terms are defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement); or

______ (B) a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement), parent, brother, sister, grandparent or child of an executive officer, director or "founder" of the Company; or

______ (C) a person that is a "control person" of the Company; or

(v) it is resident in or otherwise subject to applicable securities laws of Canada and it is an employee, executive officer, director or consultant (as such terms (other than employee) are defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement) of the Company and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement or continued engagement to provide services to, as applicable, the Company; or

(vi) has status as an exempt purchaser or the equivalent under the securities legislation applicable to it, which status has the effect of eliminating any requirement for a prospectus in respect of the purchase of Special Warrants by the Purchaser and if requested by the Company or the Agents will provide a true copy of the order from the applicable securities commission designating the Purchaser as an exempt purchaser; or

(vii) is purchasing pursuant to a statutory exemption or an exemption order permitting such purchase, which exemption or order has the effect of eliminating any requirement for a prospectus or similar disclosure document in respect of the purchase of Special Warrants by the Purchaser, particulars of which will be provided to the Agents and the Company, and if requested by the Company or the Agents will provide a signed statement describing the statutory exemption relied upon, and the basis for such reliance;

(g) **Company or Unincorporated Organization**. If the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;

(h) **Absence of Offering Memorandum**. The offering and sale of the Purchased Securities to the Purchaser were not made as a result of any advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and other publicly available documents, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document and have not been independently verified by the Agents;

(i) **No Undisclosed Information**. The Purchased Securities are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Purchased Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agents or any other person other than as set out in this Subscription Agreement and the Agency Agreement and the decision is otherwise based entirely upon currently available public information concerning the Company;

(j) **No Trading Market**. While the Common Shares and the Warrant Shares will be listed on the Stock Exchange, there is no trading market for the Special Warrants or the Share Purchase Warrants, and no such market is expected to develop, and there can be no assurance that the Share Purchase Warrants will, on their issue, be so listed;

(k) **Investment Suitability**. The Purchaser has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in the investment in the Purchased Securities, and the suitability of the investment in the Purchased Securities in light of its financial condition and investment needs; and the Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Securities and is able to bear the economic risk of loss of such investment;

(l) **Purchasers in Jurisdictions other than Canada**. If the Purchaser, or any beneficial person for whom the Purchaser is acting, is a resident of or otherwise subject to the securities legislation of a jurisdiction other than Canada then: (a) the purchase of the Purchased Securities by such Purchaser does not contravene the applicable securities legislation in the jurisdiction in which it is resident or to which it is subject and does not trigger any obligation to prepare and file a prospectus, registration statement or similar document, or any other report with respect to such purchase, or any registration or other obligation on the part of the Company; and (b) the Purchaser certifies that they are not a resident of British Columbia;

(m) **Source of Subscription Funds.**

(i) to the best of the Purchaser's knowledge, none of the subscription funds used for the purchase of the Purchased Securities (the "**Subscription Funds**") (A) will represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada), (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and

(ii) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and to provide the Company with appropriate information in connection therewith; and

(l) **Absence of Certain Representations**. No person has made to the Purchaser any written or oral representation:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities; or

(iii) as to the future price or value of the Securities.

The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchased Securities under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Purchased Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

12. **No Investigation by Agents**. The Purchaser acknowledges and agrees that the Agents assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed. The Purchaser further acknowledges and agrees that the Agents have not engaged in or conducted any independent investigation with respect to the Company or any such information.

13. **Fee to the Agents**. The Purchaser understands that, in connection with the issue and sale of the Special Warrants, the Agents will receive from the Company, at Closing, a cash fee of 7.5% of the gross proceeds received by the Company from the sale of Special Warrants and agents' warrants entitling the Agents to acquire, in the aggregate, that number of Shares equal to 7.5% of the number of Special Warrants sold as contemplated in the Agency Agreement. Such agents' warrants will be exercisable at a price of $0.70 per Share for a period of 24 months after the Closing Date.

14. **Purchaser's Expenses.** The Purchaser acknowledges and agrees that except as otherwise provided herein or in the Agency Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Special Warrants shall be borne by the Purchaser.

15. **Resale Restrictions; Restrictions on Exercise**. The Purchaser understands and acknowledges that the Securities will be subject to certain resale restrictions under applicable Securities Laws, the U.S. Securities Act and applicable State securities laws, and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and neither the Company nor the Agents are in any manner responsible) for complying with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to such restrictions on exercise and that it is solely responsible (and neither the Company nor the Agents are in any manner responsible) for complying with such restrictions.

The Purchaser further understands and acknowledges that any person who exercises a Share Purchase Warrant will be required to provide to the Company either:

(i) a written certification that the holder (a) at the time of exercise of the Share Purchase Warrant is not in the United States; (b) is not a U.S. Person and is not exercising the Share Purchase Warrant on behalf of a U.S. Person; and (c) did not execute or deliver the exercise form for such security in the United States;

(ii) a written certification that the holder (a) purchased the Share Purchase Warrant directly from the Company pursuant to a written subscription agreement for the purchase of Special Warrants; (b) is exercising the Share Purchase Warrant solely for its own account and not on behalf of any other person; and (c) was an institutional Accredited Investor both on the date the Special Warrant was purchased from the Company and on the date of exercise of the Share Purchase Warrant; or

(iii) a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company or other evidence reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Warrant Shares; and

the Purchaser understands that unless the holder provides a written certification pursuant to clause (i) above, the certificates representing the Warrant Shares issued upon exercise of the Share Purchase Warrant will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

For purposes of complying with applicable Securities Laws and National Instrument 45-102 *Resale of Securities*, the Purchaser understands and acknowledges that upon the issuance of the Special Warrants, all the certificates representing the Special Warrants as well as all Common Shares, Share Purchase Warrants and Warrant Shares (unless all applicable receipts for a final prospectus qualifying the distribution of the Common Shares and Share Purchase Warrants are obtained prior to the exercise of the Special Warrants), as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legends:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •, 2006.",

and

> "WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL •, 2006.";

in each case with the • completed to reflect a date that is four months plus one day following the Closing Date.

16. **Legal and Tax Advice.** The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.

17. **No Statutory Right of Rescission or Damages; Additional Acknowledgements.** The Purchaser acknowledges and agrees that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b) there is no government or other insurance covering the Securities;

(c) there are risks associated with the purchase of the Purchased Securities;

(d) as a consequence of acquiring the Purchased Securities pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(e) except as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company or the Agents except as expressly set forth herein and such publicly available information having been delivered to the Purchaser without independent investigation or verification by the Agents, and agrees that the Agents and the Agents' counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information and acknowledges that the Agents' counsel is acting as counsel to the Agents and not as counsel to the Purchaser;

(f) the Purchaser, or, where the Purchaser is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(g) the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Purchased Securities;

(h) notwithstanding that the Purchaser may be purchasing Special Warrants as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Agents or the Company in order to comply with the foregoing;

(i) none of the Special Warrants have been or will be registered under the U.S. Securities Act or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Regulation S), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or company organized or incorporated under the laws of the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Special Warrants or any securities underlying the Special Warrants;

(j) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provision of any laws applicable to or constating documents of, the Purchasers or of any agreement, written or oral, to which the Purchaser may be a part or by which he or she is or may be bound; and

(k) if the Stock Exchange imposes escrow or other resale restrictions on the Common Shares then the Purchaser agrees to be bound by such restrictions.

18. **Contractual Right of Action for Rescission.** By its acceptance and acknowledgement of this offer, the Company hereby agrees to provide, in the final prospectus qualifying the distribution of the Common Shares and Share Purchase Warrants upon conversion of the Special Warrants (the "**Final Prospectus**"), a right of rescission in substantially the form set out below, which right shall be exercisable by the Purchaser and any subsequent holders from time to time of the Purchaser's Special Warrants:

> In the event that a holder of a Special Warrant who acquires one Common Share and one-half of one Share Purchase Warrant upon the exercise of a Special Warrant as provided for in the Final Prospectus, is or becomes entitled under applicable securities laws to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder's exercise of its Special Warrant, but also of the private placement transaction pursuant to which the Special Warrant was initially acquired and shall be entitled in connection with such rescission to a full refund from the Company of the amount of the purchase price paid on Closing to the Agents or the Company, as the case may be, on the acquisition of the Special Warrant. In the event such holder is a permitted assignee of the interest of the original Special Warrant subscriber in accordance with the Special Warrant Indenture, such permitted assignee shall be entitled to exercise such rights of rescission and refund as if such permitted assignee were such original subscriber. The provisions of this section are a direct contractual right extended by the Company alone (but specifically not by the Agents or the directors, officers or other agents of the Company) to holders of Special Warrants, permitted assignees (in respect of whom such rights are hereby granted to, and received by, the Agents in trust for permitted assignees) of such holders and holders of Common Shares and Share Purchase Warrants acquired by such holders on conversion of Special Warrants and are in addition to any other right or remedy available to a holder of Special Warrants under applicable law.

19. **No Revocation.** The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company and the Agents from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

20. **Indemnity.** The Purchaser agrees to indemnify and hold harmless the Company and the Agents and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company or the Agents in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company or the Agents in connection herewith.

21. **Collection of Personal Information.** The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchasers) acknowledges and consents to the fact the Company and the Agents are collecting the Purchaser's (and any beneficial purchaser's) personal information for the purpose of completing the Purchaser's subscription. The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser) acknowledges and consents to the Company and Agents retaining the personal information for as long as permitted or required by applicable law or business practices. The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser) further acknowledges and consents to (i) the Company or the Agents delivering to the

regulatory authorities, including the Ontario Securities Commission, any personal information provided by the Purchaser respecting itself (and any beneficial purchaser) including such Purchaser's (or beneficial purchaser's) full name, residential address and telephone number, the number of Special Warrants purchased, the Purchase Price, the exemption relied on by the Purchaser and the date of distribution, (ii) such information being collected indirectly by the Ontario Securities Commission under the authority granted to it in the Securities Laws (iii) such information being collected for the purposes of the administration and enforcement of the Securities Laws in Ontario, and (iv) the indirect collection of such information by the Ontario Securities Commission. The Purchaser (and any beneficial purchaser) may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission's indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55
20 Queen Street West
Toronto, Ontario M5H 3S8
Telephone: 416-593-8086

The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for whom it is acting as agent.

22. **Modification.** Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

23. **Assignment.** The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

24. **Miscellaneous.** All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

25. **Governing Law.** This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

26. **Facsimile Subscriptions.** The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

27. **Entire Agreement and Headings.** This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

28. **Time of Essence.** Time shall be of the essence of this Subscription Agreement.

29. **Effective Date.** This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the ____ day of ________________________, 2006.

______________________________	______________________________
Signature of Purchaser (if an individual)	Name of Purchaser (if not an individual)
______________________________	Per: ______________________________
Name of Purchaser (if an individual)	Title: ______________________________

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this ____ day of __________, 2006

SONIC ENVIRONMENTAL SOLUTIONS INC.

Per: ______________________________
Authorized Signatory

SCHEDULE A

ACKNOWLEDGEMENT AND CONSENT – PERSONAL INFORMATION

"Personal Information" means any information about an identifiable individual, and includes information provided by the Purchaser on the cover page and in the appendices and forms forming part of this Agreement. The undersigned Purchaser provides its written consent to:

(a) the disclosure and delivery of Personal Information by the Issuer to the Exchange (as set out below), to the Ontario Securities Commission and the Commissions, the Issuer's registrar and transfer Agents, legal counsel and other relevant parties as determined by the Company;

(b) the collection, use and disclosure of Personal Information by the Exchange (see footnote (1)); and

(c) the collection, use and disclosure of Personal Information by the Ontario Securities Commission and the Commissions (see footnote (2)).

Dated ______________________, 2006

X______________________________________
Signature of individual (if Purchaser **is** an individual)
X______________________________________
Authorized signatory (if Purchaser is **not** an individual)

____
Name of Purchaser (**please print**)

____
Name of authorized signatory (**please print**)

____
Official capacity of authorized signatory (**please print**)

1. TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the Toronto Stock Exchange and the TSX Venture Exchange (collectively referred to as "the Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

(a) to conduct background checks;

(b) to verify the Personal Information that has been provided about each individual;

(c) to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant;

(d) to consider the eligibility of the Issuer or Applicant to list on the Exchange;

(e) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates;

(f) to conduct enforcement proceedings; and

(g) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized Agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a) to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b) on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

2. The Ontario Securities Commission and the Commissions indirectly collect the Personal Information under the authority granted to them by securities legislation. The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of the Ontario Securities Commission and the Commissions. For questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, (416) 593-8086.

SCHEDULE B

TSX venture EXCHANGE

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information:

   (a) Name: ____________________

   (b) Complete Address: ____________________
   ____

   (c) Jurisdiction of Incorporation or Creation: ____________________

2. (a) Is the Placee purchasing securities as a portfolio manager (Yes/No)? ____________________

   (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ____________

3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

   (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

   (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

   (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

   (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

   (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

Name	**City**	**Province or State**	**Country**

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the *Securities Act* (British Columbia) and sections 176 and 182 of the *Securities Act* (Alberta).

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ______________________________ on ______________________________.

____
(Name of Purchaser - please print)

____
(Authorized Signature)

____
(Official Capacity - please print)

____
(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE C

ACCREDITED INVESTOR STATUS CERTIFICATE

TO: **Sonic Environmental Solutions Inc. (the "Company")**

AND TO: **Salman Partners Inc. and Pacific International Securities Inc. (together, the "Agents")**

In connection with the purchase of special warrants of the Company (the "**Special Warrants**") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "**Subscriber**" for the purposes of this Schedule C), the Subscriber hereby represents, warrants, covenants and certifies to the Company and the Agents and their respective counsel that:

1. The Subscriber is purchasing or is deemed to be purchasing the Special Warrants as principal for its own account or complies with the provisions of paragraph 11(e) of the Subscription Agreement;

2. The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("**NI 45-106**") by virtue of satisfying the indicated criterion as set out in this Schedule C;

3. The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106; and

4. Upon execution of this Schedule C by the Subscriber, this Schedule C shall be incorporated into and form a part of the Subscription Agreement.

Dated: _______________, 2006

____
Print name of Subscriber

By: ___________________________
Signature

____
Print name of Signatory (if different from Subscriber)

____
Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN APPENDIX "A" ON THE NEXT PAGES

APPENDIX "A"

TO SCHEDULE C

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

_________ (a) a Canadian financial institution, or a Schedule III bank; or

_________ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada); or

_________ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_________ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador); or

_________ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_________ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

_________ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec; or

_________ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_________ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_________ (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_________ (k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_______ (l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_______ (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_______ (n) an investment fund that distributes or has distributed its securities only to

(a) a person that is or was an accredited investor at the time of the distribution,

(b) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(c) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

_______ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

_______ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_______ (q) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

_______ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

_______ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_______ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia.

For the purposes hereof:

(a) **"affiliate"** means an issuer connected with another issuer because

(i) one of them is the subsidiary of the other; or

(ii) each of them is controlled by the same person.

(b) **"Canadian financial institution"** means

(i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c) **"consultant"** means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(i) is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(ii) provides the services under a written contract with the issuer or a related entity of the issuer, and

(iii) spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(d) **"control person"** has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(e) **"director"** means

(i) a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(f) **"eligibility adviser"** means

(i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii) in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(g) **"executive officer"** means, for an issuer, an individual who is

(i) a chair, vice-chair or president,

(ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv) performing a policy-making function in respect of the issuer;

(h) **"financial assets"** means

(i) cash,

(ii) securities, or

(iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(i) **"foreign jurisdiction"** means a country other than Canada or a political subdivision of a country other than Canada;

(j) **"founder"** means, in respect of an issuer, a person who,

(i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii) at the time of the trade is actively involved in the business of the issuer;

(k) **"fully managed account"** means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(l) **"investment fund"** means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes and EVVC and a VCC;

(m) **"jurisdiction"** means a province or territory of Canada except when used in the term foreign jurisdiction;

(n) **"local jurisdiction"** means the jurisdiction in which the Canadian securities regulatory authority is situate;

(o) **"non-redeemable investment fund"** means an issuer,

(i) whose primary purpose is to invest money provided by its securityholders,

(ii) that does not invest,

(A) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii) that is not a mutual fund;

(p) **"person"** includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(q) **"regulator"** means, for the local jurisdiction, the Executive Director or Director or la Commission des valeurs mobilières du Québec as defined under securities legislation of the local jurisdiction;

(r) **"related liabilities"** means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets;

(s) **"Schedule III bank"** means an authorized foreign bank named in Schedule III of the *Bank Act* (Canada);

(t) **"spouse"** means, an individual who,

(i) is married to another individual and is not living separate and apart within the meaning of the *Divorce Act* (Canada), from the other individual,

(ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the *Adult Interdependent Relationships Act* (Alberta);

(u) **"subsidiary"** means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

Appendix "B"

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 10, 2007.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 10, 2007.

NON-TRANSFERABLE AGENTS' SPECIAL WARRANTS TO ACQUIRE AGENTS' WARRANTS

OF

SONIC ENVIRONMENTAL SOLUTIONS INC.

THIS CERTIFIES that, for value received, • (the "**Agent**" or "**holder**") is the registered holder of • Agents' special warrants (the "**Agents' Special Warrants**") of Sonic Environmental Solutions Inc. (the "**Company**") which entitles the holder thereof, subject to the terms and conditions set forth in this Certificate, to acquire from the Company, • Agents' Warrants (the "**Agents' Warrants**"). Each Agents' Warrant shall entitle the holder thereof to acquire one fully paid common share of the Company (each, a "**Common Share**"), at any time commencing on the date of issuance thereof and continuing up to 5:00 p.m. (Vancouver time) on November 9, 2008 upon payment of Cdn.$0.70 per Common Share (the "**Exercise Price**"). The Agents' Warrants shall be in the form attached as Schedule "A" hereto. The Agents' Special Warrants are exercisable by the Agent at any time on or before 5:00 p.m. (Vancouver time) (the "**Time of Expiry**") on the earlier of (i) the first business day following the issuance of receipts for a (final) short form prospectus qualifying the issuance of the Agents' Warrants issuable on the exercise of the Agents' Special Warrants (the "**Prospectus**") by the last of the securities commission to do so in the Offering Jurisdictions, as that term is defined in the Agency Agreement among the Company, the Agent and others dated as of November 9, 2006, and (ii) March 10, 2007. If any of the Agents' Special Warrants are outstanding at the Time of Expiry they will be deemed exercised immediately prior to the Time of Expiry without any further action on the part of the Agent.

The right to acquire Agents' Warrants may only be exercised, unless deemed to be exercised, by the holder within the time set forth above by:

(a) duly completing and executing the Exercise Form attached hereto; and

(b) surrendering this Agents' Special Warrant Certificate to the Company at its head office at #2100 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2.

Upon surrender of these Agents' Special Warrants, the person or persons in whose name or names the Agents' Warrants are to be issued shall be deemed to be the holder or holders of record of such Agents' Warrants and the Company will, subject to the provisions of the Agents' Special Warrant Certificate, cause certificates representing such Agents' Warrants to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five (5) Business Days.

The registered holder of these Agents' Special Warrants may acquire any lesser number of Agents' Warrants than the number of Agents' Warrants which may be acquired for the Special Warrants represented by this Agents' Special Warrant Certificate. In such event, the holder shall be entitled to receive a new Agents' Special Warrant Certificate for the balance of the Agents' Special Warrants represented by the surrendered Agents' Special Warrant Certificate. No fractional Agents' Warrants will be issued.

If the Agents' Special Warrants represented by this Agents' Special Warrant Certificate are exercised by the holder within the time set forth above and prior to the Agents' Warrants being qualified by the Prospectus, or Agents' Warrants are issued without being qualified by the Prospectus, such Agents' Warrants shall be subject to hold periods under applicable securities legislation and TSX Venture Exchange policies and may be endorsed with legends to that effect.

1. **Exercise of Agents' Special Warrants**

(a) Exercise. The Company shall, on the date the Agents' Special Warrants are exercised (the "**Exercise Date**"), issue to the Agent the Agents' Warrants.

(b) Notice of Adjustment. Upon any adjustment of the number of Common Shares and upon any adjustment of the Exercise Price (as defined in the Agents' Warrants), then and in each such case the Company shall give written notice thereof to the Agent, which notice shall state the Exercise Price and the number of Common Shares or other securities subject to the unexercised Agents' Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Agent there shall be transmitted promptly to the Agent a statement of the firm of independent chartered accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

(c) Other Notices. In case at any time:

(i) the Company shall declare any dividend upon its common shares payable in Common Shares;

(ii) the Company shall offer for subscription *pro rata* to the holders of its common shares and additional shares of any class or other rights;

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give the Agent (A) at least 21 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such

notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be. The anti-dilution provisions and covenants of the Company set forth in the Warrant Certificate attached as Schedule "A" hereto shall apply *mutatis mutandis* to these Agents' Special Warrants.

(d) Common Shares to be Reserved. The Company will at all times keep available, and reserve if necessary under applicable law, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Agents' Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Agents' Warrants. The Company covenants and agrees that all Common Shares which shall be so issuable will, upon issuance and payment of the applicable exercise price, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the common shares of the Company may be listed or in respect of which the common shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable securities law.

(e) Qualification. The Company will use its best efforts to promptly finalize and obtain receipts for the Prospectus from the securities commissions in the Offering Jurisdictions as soon as practicable after the date hereof.

2. No Transfer

The Agents' Special Warrants evidenced hereby are non-assignable and non-transferable.

3. Replacement

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction and mutilation of this Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Certificate), the Company will issue to the Agent a replacement certificate (containing the same terms and conditions as this Certificate).

4. U.S. Restrictions on Exercise and Resale

The Agent hereby acknowledges that these Agents' Special Warrants, the Agents' Warrants and the Common Shares issuable upon exercise of the Agents' Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the **"U.S. Securities Act"**), or the securities laws of any state of the United States, and that these Agents' Special Warrants and the Agents' Warrants may not be exercised in the United States or by or on behalf of a "U.S. person", as such term is defined in Regulation S under the U.S. Securities Act, nor may the Agents' Warrants or the Common Shares issuable upon exercise of the Agents' Warrants be offered or sold in the United States.

5. Governing Law

The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern this Agents' Special Warrant.

6. **Signing of Certificate**

This Certificate shall be signed by any one of the directors and officers of the Company, and the signature of any such director or officer may be mechanically reproduced in facsimile or otherwise, and shall be binding on the Company as if they had been manually signed by such director or officer.

7. **Successors**

This Certificate shall enure to the benefit of and shall be binding upon the Agent and the Company and their respective successors.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

DATED as of November 9, 2006.

SONIC ENVIRONMENTAL SOLUTIONS INC.

By: ______________________________
Authorized Signatory

EXERCISE FORM

TO: **Sonic Environmental Solutions Inc.**

The undersigned hereby exercises the right to acquire ______________ Agents' Warrants of SONIC ENVIRONMENTAL SOLUTIONS INC. (the "Company") (or, in certain circumstances, such number of other securities or property to which such Agents' Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Agents' Special Warrant Certificate) in accordance with and subject to the provisions of the Agents' Special Warrant Certificate.

The undersigned hereby acknowledges that it is aware that if the Agents' Special Warrants are exercised before the issuance of a receipt for a prospectus qualifying the distribution of the Agents' Warrants under applicable Canadian securities legislation by the securities regulatory authority in the jurisdiction of residence of the undersigned, the Agents' Warrants received on exercise may be subject to restrictions on resale under applicable securities legislation.

The Agents' Warrants (or other securities or property) are to be issued as follows:

Name: ____
(print clearly)

Address in full: ____
____
____

Note: If further nominees intended, please attach (and initial) schedule giving the above for each further nominee. Agents' Warrants will not be delivered to a United States address unless the paragraph below applies and the box next to it is checked.

☐ The undersigned holder hereby represents and warrants that (i) at the time of exercise of this Agents' Special Warrants it is not in the United States; (ii) it is not a "U.S. person" (a "**U.S. Person**"), as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**"), and it is not exercising this Agents' Special Warrant on behalf of a U.S. Person or a person in the United States; and (iii) it did not execute or deliver this Exercise Form in the United States.

DATED this ____ day of ______________, 20___.

____
(Signature of Registered Agents' Special Warrant Holder)

____
Signature Guaranteed by:

____
Print full name

____
Print full address

Instructions.

1. The registered holder may exercise its right to receive Agents' Warrants by completing this form and surrendering this form and the Agents' Special Warrant Certificate representing the Agents' Special Warrants being exercised to the Company at its head office at #2100 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2. Certificates for Agents' Warrants will be delivered or mailed within five (5) Business Days after the exercise of the Agents' Special Warrants.

2. If the Exercise Form indicates that Agents' Warrants are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4. If the Agents' Special Warrants represented by this Agents' Special Warrant Certificate are exercised by the holder prior to being qualified by the Prospectus, the Agents' Warrants shall be subject to hold periods under applicable securities legislation and TSX Venture Exchange policies and may be endorsed with legends to that effect.

SCHEDULE "A"

[IF THE WARRANTS ARE ISSUED BEFORE MARCH 10, 2007]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 10, 2007.

WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE OF ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THE CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 10, 2007.

No. •

AGENTS' WARRANT CERTIFICATE

Right to Purchase
• Common Shares

WARRANT TO PURCHASE COMMON SHARES OF
SONIC ENVIRONMENTAL SOLUTIONS INC.

On the terms hereof, this is to certify that FOR VALUE RECEIVED, •, •, the registered holder hereof (the "Holder"), has the right to purchase at any time and from time to time, up to and including 5:00 p.m. (Vancouver time) on November 9, 2008 (the "Expiry Time"), • fully paid and non-assessable common shares (the "Common Shares") without par value in the capital of Sonic Environmental Solutions Inc. (the "Company") as constituted on the date hereof at a purchase price of $0.70 per Common Share (the "Exercise Price"), on the terms and subject to adjustment as hereinafter set forth.

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as of the close of business on the date on which this Agents' Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares of the Company at any time after the Expiry Time, and from and after the Expiry Time, this Warrant and all rights hereunder shall be void and of no value.

The above provisions are, however, subject to the following:

SECTION 1. - In the event the Holder desires to exercise the right conferred hereby to purchase Common Shares in the capital of the Company, the Holder shall at or before the Expiry Time: (a) duly complete, execute and deliver to the Company a Subscription Form for such Common Shares in the form annexed hereto, together with any additional documentation required thereby, (b) surrender this Agents' Warrant Certificate to the Company at the address of the Company indicated in Section 16 hereof, and (c) pay the aggregate Exercise Price in respect of the Common Shares in the capital of the Company subscribed for either in cash, by bank draft or by certified cheque drawn on a Canadian chartered bank and payable to the Company. Upon such delivery, surrender and payment as aforesaid

and subject to the provisions hereof, the Holder shall be deemed for all purposes to be a shareholder of record of the number of Common Shares in the capital of the Company to be so issued and the Holder shall be entitled to delivery of a certificate or certificates evidencing such shares (which certificates, as well as all certificates issued in exchange for or in substitution thereof, shall bear any applicable restrictive legends) and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified in said Subscription Form within ten days of said surrender and payment as aforesaid.

For purposes of complying with applicable securities laws and National Instrument 45-102 *Resale of Securities*, the Holder understands and acknowledges that, if the Warrants represented hereby are exercised on or before March 10, 2007, upon the issuance of the Common Shares, all the certificates representing such Common Shares, as well as all certificates issued in exchange for or in substitution of the foregoing Common Shares, shall bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 10, 2007.",

and

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 10, 2007."

The Holder hereby acknowledges that these Warrants and the Common Shares issuable hereunder have not been and will not be registered under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**"), or the securities laws of any state of the United States, and that these Agents' Warrants may not be exercised in the United States or by or on behalf of a "U.S. person", as such term is defined in Regulation S under the U.S. Securities Act, nor may the Common Shares issuable hereunder be offered or sold in the United States.

SECTION 2. - The right to purchase Common Shares in the capital of the Company conferred hereby may be exercised in whole or in part. In the event that prior to the Expiry Time the Holder subscribes for and purchases any number of Common Shares which is less than the number of shares referred to in this Agents' Warrant Certificate, the Holder shall present the original of this Agents' Warrant Certificate to the Company and the Holder will be entitled to receive a further Agents' Warrant Certificate in respect of the Common Shares referred to in this Agents' Warrant Certificate but not subscribed for.

SECTION 3. – The Holder may transfer this Warrant subject to the limitations noted on any legend appearing on this Agents' Warrant Certificate and subject to compliance by the Holder with any undertaking given by the Holder to the TSX Venture Exchange. Subject to the foregoing, a transferee shall, by surrendering this Agents' Warrant Certificate to the Company at the address of the Company indicated in Section 16 hereof together with the Assignment completed by the Holder, be entitled to become a registered holder and to receive a new Agents' Warrant Certificate registered in the transferee's name in respect of the Common Shares referred to in this Agents' Warrant Certificate and not then subscribed for. Subject to the limitations noted on any legend on this Agents' Warrant Certificate, the Company shall cause the new Agents' Warrant Certificate to be delivered to the transferee at the address specified in the Assignment within ten days of said surrender as aforesaid.

SECTION 4. - This Agents' Warrant Certificate may be exchanged for Agents' Warrant Certificates in any other denomination representing in the aggregate the same number of underlying Common Shares. The Holder may exercise this right by surrendering this Agents' Warrant Certificate, together with a written direction, to the Company at the address of the Company indicated in Section 16 below and the Company shall cause the new Agents' Warrant Certificates to be delivered to the Holder at the address specified in such direction within ten days of said surrender as aforesaid.

SECTION 5. - In case this Agents' Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Company shall, upon the Holder complying with this Section 5, issue and deliver a new Agents' Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Agents' Warrant Certificate or in substitution for such lost, destroyed or stolen Agents' Warrant Certificate. The applicant for the issue of a new Agents' Warrant Certificate pursuant to this Section 5 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Agents' Warrant Certificate so lost, destroyed or stolen as shall be reasonably satisfactory to the Company and such applicant may be required to furnish an indemnity in amount and form satisfactory to the Company.

SECTION 6. - The holding of this Warrant shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

SECTION 7. - The Company represents and warrants that:

(a) it is duly authorized to create and issue this Warrant;

(b) this Warrant is a valid and enforceable obligation of the Company in accordance with the terms hereof;

(c) it will take all such action as may be necessary to ensure that all Common Shares issuable hereunder, may be so issued without violation of any applicable requirements of any exchange or over-the-counter market upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges;

(d) the issuance of certificates of Common Shares upon the exercise of the Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder; and

(e) the Company will attend to all filings required to be made by the Company under applicable securities legislation in respect of the exercise of the Warrant in accordance with the terms hereof. For greater certainty, such requirement will not impose any obligation on the Company to file a prospectus or registration statement or similar document, or to become a reporting issuer or a registrant in any province, state or territory.

The Company covenants and agrees that it will cause the Common Shares subscribed for and purchased in the manner herein provided and the certificate or certificates evidencing such Common Shares to be duly issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of shares to satisfy the right of purchase herein provided for. All Common Shares which shall be issued upon the exercise of the right of purchase herein provided for, upon payment therefor of the aggregate Exercise Price for such Common Shares, shall be and be deemed to be fully paid and non-assessable and the Holder shall not be liable to the Company or its creditors in respect thereof.

SECTION 8. - In Section 8 and Section 9:

"Equity Shares" means the Common Shares and any shares of any class or series of the Company which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company beyond a fixed sum or a fixed sum plus accrued dividends; and

"Current Market Price" of the Common Shares at any date means the weighted average price per share at which the Common Shares have traded on such stock exchange on which the Common Shares are listed as may be selected by the directors of the Company during any 20 consecutive trading days ending not more than 5 days immediately preceding such date. In the event the Common Shares are not listed on any stock exchange, the Current Market Price of the Common Shares shall be determined by the directors acting reasonably and in good faith.

If at any time from November 9, 2006 and prior to the Expiry Time and while this Warrant is outstanding there shall be a reclassification of the Common Shares outstanding at any time or a change of the Common Shares into other shares or securities, or any other capital reorganization except as described in Section 9, or a consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), should the Holder exercise thereafter its right to purchase Common Shares hereunder, the Holder shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which it was theretofore entitled upon the exercise of the right to purchase Common Shares hereunder, the kind and amount of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon such exercise.

If at any time from November 9, 2006 and prior to the Expiry Time and while this Warrant is outstanding any adjustment in the Exercise Price shall occur as a result of:

(i) an event referred to in Subsection 9(a); or

(ii) the fixing by the Company of a record date for an event referred to in Subsection 9(b),

then the number of Common Shares purchasable upon any subsequent exercise of this Warrant shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this Section 8 as a result of a distribution of exchangeable or

convertible securities referred to in Subsection 9(a)(iii) other than Equity Shares or as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in Subsection 9(b), the number of Common Shares purchasable upon the exercise of the Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 9. - The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

(a) If and whenever at any time from November 9, 2006 and prior to the Expiry Time and while this Warrant is outstanding, the Company shall:

(i) subdivide the outstanding Common Shares into a greater number of Common Shares,

(ii) consolidate the outstanding Common Shares into a lesser number of Common Shares, or

(iii) make any distribution, other than by way of a dividend in the ordinary course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

(any of such events being called a "Common Share Reorganization"), the Exercise Price shall be adjusted effective after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares of the Company outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such record date. For purposes of this Subsection 9(a), "dividend in the ordinary course" means dividends having a value which does not exceed, in the aggregate, the greater of (i) 50% of the retained earnings of the Company as at the end of its immediately preceding fiscal year; and (ii) 100% of the aggregate consolidated net income of the Company determined before computation of extraordinary or unusual items, for its immediately preceding fiscal year.

(b) If and whenever at any time from November 9, 2006 and prior to the Expiry Time and while this Warrant is outstanding, the Company shall fix a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled, during a period expiring not more than ninety days after the record date for such issue, to subscribe for or purchase Common Shares at a price per Common Share or having a conversion or exchange price per Common Share less than 95% of the Current Market Price per Common Share on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Common

Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 9(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Subsection 9(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 10. - In any case in which it shall be required that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event,

(a) issuing to the Holder, if the Warrant is exercised after such record date and before the occurrence of such event (the date of such exercise being herein referred to as the "Exercise Date"), the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b) delivering to the Holder any distributions declared with respect to such additional Common Shares after such Exercise Date and before such event,

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing its right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant and to such distributions declared with respect to any such additional Common Shares issuable on the exercise of this Warrant.

The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof provided that, notwithstanding any other provision hereof, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Common Shares purchasable on the exercise of the Warrant unless it would result in a change of at least one-hundredth of a share (provided, however, that any adjustments which by reason of this Section 10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

In the event of any question arising with respect to the adjustments provided for herein such question shall be conclusively determined by a firm of chartered accountants (who may be the Company's auditors) appointed by the Company; such accountants shall have access to all necessary records of the Company and such determination shall, in the absence of manifest error, be binding upon the Company and the Holder.

In case the Company after the date of this Warrant shall take any action affecting the Common Shares, other than an action described herein, which in the opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted, subject to the prior written consent of the TSX Venture Exchange, in such manner, if any, and at such time, by action by the directors, in their discretion as they may determine to be equitable in the circumstances. Failure of the directors to make an adjustment in accordance with this Section 10 shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

In the absence of a resolution of the directors fixing a record date for any of the events referred to in Subsection 9(b), the Company shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

SECTION 11. - As a condition precedent to the taking of any action which would require an adjustment pursuant to Sections 8 or 9, the Company shall take any action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the Common Shares to which Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

SECTION 12. - At least ten days prior to the effective date or record date, as the case may be, of any event which, if implemented, will require an adjustment in any of the subscription rights pursuant to this Warrant, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise hereof, the Company shall give notice to the Holder of the particulars of such event and, if determinable and applicable, the required or anticipated adjustment and the computation of such adjustment.

In case any adjustment for which a notice in this Section 12 has been given is not then determinable, the Company shall promptly after such adjustment is determinable give notice to the Holder of the adjustment and the computation of such adjustment.

SECTION 13. - The Company covenants and agrees that at the expense of the Holder, it will do, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, deeds and assurances as the Holder shall reasonably require for the better accomplishing and completion of the intentions and provisions of this Warrant.

SECTION 14. - Time shall be of the essence hereof.

SECTION 15. - This Warrant, any amendment, addendum, exhibit, supplement or other document relating hereto, and any and all disputes arising herefrom or related hereto, shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing disputes occurring, and contracts made and to be performed, wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Warrant.

SECTION 16. - Any notice required or permitted to be given hereunder shall be in writing and may be given by delivery or by facsimile transmission of same addressed as follow:

(i) if to the Company:

Sonic Environmental Solutions Inc.
#2100 – 1066 West Hastings Street, Vancouver, BC, V6E 3X2
Telecopier: (604) 736-2558
Attention: Chief Financial Officer

(ii) if to the Holder, at the address shown on the first page of this Agents' Warrant Certificate.

Any notice aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, and if not, on the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. (Vancouver Time) at the point of delivery in which case it shall be deemed to have been given and received on the next business day. Any of such parties may change its address for service from time to time by notice given in accordance with the foregoing.

SECTION 17. – This Warrant shall enure to the benefit of the Holder and its successors and assigns and be binding upon the Company and its successors including successors by way of amalgamation.

IN WITNESS WHEREOF Sonic Environmental Solutions Inc. has caused this Agents' Warrant Certificate to be signed by a duly authorized signatory as of the • day of •, 2006.

SONIC ENVIRONMENTAL SOLUTIONS INC.

By: ______________________________
Authorized Signatory

SUBSCRIPTION FORM

TO: SONIC ENVIRONMENTAL SOLUTIONS INC.

The undersigned holder of the within warrant (the "Warrant") hereby subscribes for ____________ common shares (the "Common Shares") of Sonic Environmental Solutions Inc. (the "Company") referred to in the Warrant according to the conditions thereof and herewith makes payment of the purchase price for the said number of common shares, in the aggregate amount of $______________.

The undersigned holder hereby represents and warrants that: (a) at the time of exercise of the Warrant it is not in the United States; (b) it is not a "U.S. person" (a "U.S. Person"), as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), and it is not exercising the Warrant on behalf of a U.S. Person; and (c) it did not execute or deliver this subscription form in the United States.

The undersigned hereby directs that the common shares hereby subscribed for be issued and delivered as follows:

Name in Full	**Address in Full**	**Number of Shares**

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss is applicable. If any of the shares are to be issued to a person other than the Holder, the Holder must pay to the Company all exigible transfer taxes and/or fees)

Dated this ________ day of ________________, 200__.

______________________________ Witness

______________________________ Signature of Holder or Assignee

____

______________________________ Address of Holder or Assignee

Instructions For Subscription

The above subscription form is to be signed by the Holder or the Assignee. The signature to the subscription as signed by the Holder must correspond in every particular with the name written upon the face of this Agents' Warrant Certificate or if the subscription is signed by the Assignee, must correspond in every particular with the name of the Assignee shown on the Assignment, which must accompany this subscription form.

The above subscription form must be signed and accompanied by payment in Canadian funds of the subscription price specified in the Warrant by cash, certified cheque or bank draft payable to the Company at par and must be surrendered at the office of the Company, #2100 – 1066 West Hastings Street, Vancouver, BC, V6E 3X2, at or before 5:00 p.m. (Vancouver time) on November 9, 2008, at which time the right to subscribe will expire.

No fractional common shares will be issued.

Upon surrender and payment and otherwise subject to the terms of the Warrant, the Company will issue to the person named in the subscription form the number of common shares subscribed for and within ten days, deliver to such person at the address specified in the subscription form a certificate evidencing the common shares subscribed for. If the Holder subscribes for a lesser number of common shares than the number of common shares referred to in this Warrant, the Holder will be entitled to receive a further Agents' Warrant Certificate in respect of the common shares referred to in this Agents' Warrant Certificate but not subscribed for. All certificates representing the foregoing securities shall bear any applicable restrictive legends.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

____

(name and address of assignee)

the within Warrant and all rights represented thereby and does hereby irrevocably constitute and appoint ____________________________ as attorney of the undersigned to enter the same on the books of Sonic Environmental Solutions Inc. with full power of subscription hereunder.

DATED the ________ day of ___________________, 200___.

____________________________	____________________________
(Guarantor of Signature)	(Signature of Holder)
	____________________________
	(Name of Holder (please print))

Instructions For Assignment

The signature on the foregoing assignment must correspond with the name of the Holder as set forth on the face of this Warrant in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a Canadian chartered bank or trust company or by a member firm of the TSX Venture Exchange, or in some other manner satisfactory to Sonic Environmental Solutions Inc.

Appendix "C"

LEGAL OPINION MATTERS

1. The due incorporation and valid existence of the Company and its material subsidiaries ("Material Subsidiaries").

2. That each of the Company and the Material Subsidiaries has the corporate power and capacity to carry on its business as now carried on by it and to own its assets.

3. The ownership of all the outstanding securities of the Material Subsidiaries.

4. The authorized and issued share capital of the Company.

5. That each of the Agency Agreement, the Subscription Agreements, the Special Warrant Indenture, the Share Purchase Warrant Indenture, and the Agents' Special Warrant Certificates (collectively, the "Documents") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6. That the execution and delivery of the Documents, the performance of the covenants of the Company thereunder, the compliance by the Company with the terms and conditions thereof and the issue and sale of the Special Warrants, the Common Shares and Share Purchase Warrants issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Share Purchase Warrants, the issuance of the Agents' Special Warrants, the issuance of the Agents' Warrants upon exercise of the Agents' Special Warrants and the Agent Warrant Shares upon exercise of the Agents' Warrants, do not constitute and will not constitute, with notice or lapse of time or with both notice and lapse of time, a breach of, or default under any statute or regulation of the Province of British Columbia or any federal statute or regulation of Canada having the force of law binding upon the Company and do not and will not conflict with the articles or by-laws of the Company, any resolution of the directors or shareholders of the Company.

7. That the Special Warrants and Agents' Special Warrants have been duly authorized, allotted and validly issued.

8. That the Common Shares, Share Purchase Warrants, Warrant Shares, Agents' Warrants and Agent Warrant Shares have been validly authorized and allotted for issuance to the holders thereof and, upon the exercise of the Special Warrants, Share Purchase Warrants and Agents' Warrants in accordance with their respective terms, including payment in full of the exercise price therefor, the Common Shares, Warrant Shares and Agent Warrant Shares, respectively, will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

9. That the Stock Exchange has accepted notice of and conditionally approved the listing of the Common Shares, Warrant Shares and Agent Warrant Shares subject to completion of the steps to be taken and the filing of the documents set out in the conditional approval letter from the Stock Exchange in respect of the Offering.

10. That Computershare Trust Company of Canada at its principal offices in the City of Vancouver has been duly appointed as the transfer agent and registrar for the Shares.

11. That there is not, to the best of such counsel's knowledge, any action, suit or proceeding pending or threatened before any court, governmental agency or body, to which the Company or any of the Material Subsidiaries is a party or which any of their respective properties is subject, of which it is aware or in respect of which its advice or representation has been sought, other than those actions, suits or proceedings which have been previously disclosed to the Agents and are explicitly referred to in a schedule to such opinion or in the Public Record.

12. That the Company is a "reporting issuer" or the equivalent in each of the provinces of British Columbia and Alberta and is in good standing in respect of its continuous disclosure obligations thereunder.

13. That no prospectus, offering memorandum or other document is required under the securities laws of, and except as have been obtained or completed, no proceeding is required to be taken and no approval, consent or authorization of or filing with, any securities regulatory authority in the Offering Jurisdictions or the Stock Exchange is required in order to permit the issuance and sale of the Special Warrants and Agents' Special Warrants, subject to certain specified conditions and exceptions.

14. That no prospectus, offering memorandum or other document is required under the securities laws of the Offering Jurisdictions, and except as have been obtained or completed, no proceeding is required to be taken and no approval, consent or authorization of or filing with the Stock Exchange or any securities regulatory authority in the Offering Jurisdictions is required in order to permit the issuance of the Common Shares and Share Purchase Warrants upon the exercise of the Special Warrants, the Warrant Shares upon the exercise of the Share Purchase Warrants, the Agents' Warrants upon the exercise of the Agents' Special Warrants or Agent Warrant Shares upon exercise of the Agents' Warrants.

15. That no prospectus, offering memorandum or other document is required to be filed, no proceeding required to be taken and no approval, permit, consent or authorization is required to be obtained under the securities laws of the Offering Jurisdictions in connection with the first trade of the Securities in the Offering Jurisdictions through brokers or dealers properly registered under such securities laws, provided that:

(a) the Company is and has been a reporting issuer in a jurisdiction of Canada for the four-month period immediately preceding the trade;

(b) a four-month period has elapsed from the date of issue of the Special Warrants and Agents' Special Warrants;

(c) the trade is not a "control distribution" as defined in NI 45-102;

(d) no unusual effort is made to prepare the market or create a demand for such securities;

(e) no extraordinary commission or other consideration is paid in respect of such trade;

(f) if the seller is an insider or officer of the Company, the seller has no reasonable grounds to believe that the Company is in default of securities legislation; and

(g) the certificates representing the Securities carried the appropriate legend provided under NI 45-102, if required.